Exhibit 2.1


                                                               [CONFORMED COPY]

________________________________________________________________________________


                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                         FAHNESTOCK VINER HOLDINGS INC.



                                       AND



                               VINER FINANCE INC.



                                       AND



                            CIBC WORLD MARKETS CORP.



                                       AND



                       CANADIAN IMPERIAL BANK OF COMMERCE


________________________________________________________________________________


                          DATED AS OF DECEMBER 9, 2002

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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS..............................................................................2

     1.01 Certain Definitions......................................................................2

     1.02 Certain Terms...........................................................................13

ARTICLE II PURCHASE AND SALE OF ASSETS............................................................14

     2.01 Assets to Be Sold.......................................................................14

     2.02 Consideration...........................................................................16

     2.03 Closings................................................................................17

     2.04 Agreements Entered into at Brokerage Closing............................................17

     2.05 Deliveries by the Parties...............................................................18

     2.06 Contemporaneous Transactions............................................................19

     2.07 Assumed Liabilities; Excluded Liabilities...............................................19

     2.08 Excluded Assets.........................................................................20

     2.09 Consent of Third Parties................................................................20

     2.10 Management of Accounts..................................................................21

     2.11 Post-Closing Adjustment.................................................................21

     2.12 Dispute Resolution Mechanism............................................................22

     2.13 Accrued Fees............................................................................23

     2.14 Prorations..............................................................................23

     2.15 Account Reserve Statements..............................................................23

ARTICLE III RELATED MATTERS.......................................................................23

     3.01 Asset Management Business...............................................................23

     3.02 Transfer and Conversion.................................................................24

     3.03 Ancillary Agreements....................................................................24

     3.04 Employees; Employee Benefits............................................................25

     3.05 Tax Matters.............................................................................31

     3.06 Mail Received After Brokerage Closing...................................................33

     3.07 Books and Records.......................................................................33

     3.08 Accounts Receivable.....................................................................33

     3.09 Schedules...............................................................................33

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER...............................................34

     4.01 Organization of Seller; Authority.......................................................34

     4.02 No Violation; Consents and Approvals....................................................34

     4.03 Financial Statements....................................................................35

     4.04 Absence of Undisclosed Liabilities......................................................35

     4.05 Absence of Certain Changes or Events....................................................36

     4.06 Title to Assets.........................................................................36

     4.07 Intellectual Property...................................................................36

     4.08 Litigation..............................................................................39

     4.09 Transferred Plans; Brokers; Client Assets...............................................39

     4.10 Labor Matters...........................................................................40

     4.11 Certain Contracts and Arrangements......................................................41

     4.12 Compliance with Laws; Licenses..........................................................43

     4.13 Brokers.................................................................................43

     4.14 Assets Necessary to Business............................................................43

     4.15 Taxes...................................................................................43

     4.16 Disclosure..............................................................................44

     4.17 No Restraints...........................................................................44

     4.18 Broker-Dealer Matters...................................................................44

     4.19 Transferred Accounts....................................................................44

     4.20 Fees; Pricing; Service Charges..........................................................45

     4.21 Transferred Account Information.........................................................45

     4.22 Securities Ownership....................................................................45

     4.23 Investment Purpose......................................................................46

     4.24 Broker Loans............................................................................46

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER......................................48

     5.01 Organization; Authority.................................................................48

     5.02 No Violation; Consents and Approvals....................................................49

     5.03 Litigation..............................................................................49

     5.04 Brokers.................................................................................49

     5.05 Commission Filings......................................................................49

     5.06 Financial Statements....................................................................49

     5.07 Capitalization..........................................................................50

     5.08 Absence of Undisclosed Liabilities......................................................50

     5.09 Non-Contravention.......................................................................50

     5.10 Disclosure..............................................................................50

     5.11 Private Offering........................................................................51

     5.12 Parent Shares...........................................................................51

ARTICLE VI COVENANTS OF THE PARTIES...............................................................51

     6.01 Conduct of the Brokerage Business.......................................................51

     6.02 Access to Information; Confidentiality..................................................52

     6.03 Reasonable Best Efforts.................................................................53

     6.04 Consents................................................................................53

     6.05 HSR Act.................................................................................54

     6.06 Regulatory Matters......................................................................54

     6.07 Discharge of Liens; Payment of Certain Obligations......................................55

     6.08 Proper Withholding......................................................................55

     6.09 Public Announcements....................................................................55

     6.10 Securities..............................................................................55

     6.11 New York Headquarters Assets............................................................56

     6.12 Tax Information Reporting...............................................................56

     6.13 Pending Tax Claims......................................................................56

     6.14 Reservation of Stock....................................................................56

     6.15 Litigation Cooperation..................................................................56

     6.16 Resolution of Excluded Accounts.........................................................56

     6.17 Seller Officer's Certificate............................................................56

     6.18 Excess Wealth Plus Payments.............................................................58

ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLER...................................................58

     7.01 Conditions..............................................................................58

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF BUYER...................................................59

     8.01 Conditions..............................................................................59

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER......................................................60

     9.01 Termination.............................................................................60

     9.02 Procedure and Effect of Termination.....................................................60

     9.03 Other Remedies..........................................................................60

     9.04 Amendment, Modification and Waiver......................................................60

ARTICLE X FEES AND EXPENSES: SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.........................61

     10.01 Fees and Expenses......................................................................61

     10.02 Survival of Representations............................................................61

     10.03 Seller's Agreement to Indemnify........................................................61

     10.04 Seller's Limitation of Liability.......................................................62

     10.05 Parent's and Buyer's Agreement to Indemnify............................................62

     10.06 Parent's and Buyer's Limitation of Liability...........................................63

     10.07 Conditions of Indemnification..........................................................63

     10.08 Cooperation............................................................................63

     10.09 Other Indemnification Provisions.......................................................64

ARTICLE XI MISCELLANEOUS..........................................................................64

     11.01 Further Assurances.....................................................................64

     11.02 Notices................................................................................64

     11.03 Bulk Sales Laws........................................................................66

     11.04 Entire Agreement.......................................................................66

     11.05 Severability...........................................................................66

     11.06 Binding Effect; Assignment.............................................................66

     11.07 No Third-Party Beneficiaries...........................................................66

     11.08 Counterparts...........................................................................67

     11.09 Headings...............................................................................67

     11.10 Governing Law; Jurisdiction............................................................67

     11.11 Waiver of Jury Trial...................................................................67

     11.12 Specific Performance...................................................................68


SCHEDULES

Schedule I        Term Sheet Governing Acquisition of the Asset Management
                  Business

Schedule II       Acquired Property and Assets


EXHIBITS
Form of Clearing Agreement..........................................................................A

Form of Conversion Memorandum of Understanding......................................................B

Form of First Exchangeable Debenture................................................................C

Form of Interim Debenture...........................................................................D

Form of Loan Agreement..............................................................................E

Form of Loan Assignment Agreement...................................................................F

Form of Name Assignment Agreement...................................................................G

Non Competition Agreement...........................................................................H

Form of Registration Rights Agreement...............................................................I

Form of Research Agreement..........................................................................J

Form of Second Exchangeable Debenture...............................................................K

Form of Stakeholders Agreement......................................................................L

Term Sheet of Transition Services Agreement.........................................................M
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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of December 9, 2002 (the "Agreement"), by and among Fahnestock Viner Holdings Inc., an Ontario corporation ("Parent"), Viner Finance Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Buyer"), Canadian Imperial Bank of Commerce (the "Seller Parent") and CIBC World Markets Corp. ("Company" and, together with Seller Parent, the "Seller").

                               W I T N E S S E T H

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the property and assets (other than the Excluded Assets (as defined below)) of Company used primarily in the Brokerage Business (as defined below), as currently conducted by Company, pursuant to the terms of this Agreement, upon the terms and subject to the conditions hereinafter set forth (the "Brokerage Acquisition");

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Asset Management Business (as defined below), as currently conducted by Company, pursuant to the terms of this Agreement, substantially upon the terms and subject to the conditions set forth in the term sheet attached as Schedule I (the "Asset Management Acquisition," and together with the Brokerage Acquisition, the "Acquisition");

         WHEREAS, contemporaneously with the consummation of the Acquisition, E.A. Viner International Co., a Delaware corporation and a wholly-owned subsidiary of Parent ("Issuer"), will issue and sell to Seller Parent or any of its Subsidiaries, and Seller Parent or such Subsidiary will purchase from Issuer for cash, the First Exchangeable Debenture (as defined below) and the Interim Debenture (as defined below);

         WHEREAS, contemporaneously with the consummation of the Acquisition, upon the receipt by Issuer of the cash proceeds of such issuance and sale of the First Exchangeable Debenture and Interim Debenture to Company, Issuer will contribute, or cause to be contributed, such proceeds to Buyer;

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Company, Seller Parent and certain significant shareholders of Parent are entering into a Stakeholders Agreement (as defined below) and at the closing hereunder will enter into the Registration Rights Agreement (as defined below);

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Fahnestock (as defined below), Buyer, Company and Seller Parent are entering into a Non-Competition Agreement (as defined below);

         WHEREAS, contemporaneously with the consummation of the Brokerage Acquisition, Parent and Seller Parent are entering into the Loan Agreement and Seller Parent (or its designees) will make to Parent (or its designees) the Loan Payment (as each such term is defined below); and

         WHEREAS, contemporaneously with the consummation of the Brokerage Acquisition, Parent, Buyer, Seller and Company, as applicable, are entering into certain other Ancillary Agreements (as defined below) to consummate and implement the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                                                  DEFINITIONS

                  1.01 Certain Definitions.

                  "Account Reserves" means the reserves relating to each Customer Account that has an unsecured debit balance or is not adequately secured in accordance with applicable margin requirements or with Buyer's (or its Affiliates') usual standards for similar accounts (which may include giving no value to control or restricted stock or security certificates that are not legally transferable) or has an unsecured short security position.

                  "Accrued Fees" means all accrued and unpaid fees with respect to the Transferred Accounts.

                  "Acquired Property" has the meaning set forth in Section 2.01(a)(vii).

                  "Acquisition" has the meaning set forth in the recitals.

                  "Affiliate" means, with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

                  "Aggregate Assets" means the Brokerage Assets and the Asset Management Business.

                  "Agreement" has the meaning set forth in the Preamble.

                  "Allocation Schedule" has the meaning set forth in Section 2.02(e).

                  "Ancillary Agreements" has the meaning set forth in Section 3.03.

                  "Applicable Laws" has the meaning set forth in Section
4.12(a).

                  "Asset Management Acquisition" has the meaning set forth in the recitals.

                  "Asset Management Acquisition Agreement" means the purchase agreement governing the Asset Management Acquisition to be entered into pursuant to the Asset Management Acquisition Term Sheet.

                  "Asset Management Acquisition Term Sheet" has the meaning set forth in Section 3.01.

                  "Asset Management Business" means the asset management, investment advisory, financial advisory, wrap account, asset allocation and similar businesses and activities conducted by Company on the date hereof as to be more fully described in the Asset Management Acquisition Agreement to be entered into pursuant to the Asset Management Acquisition Term Sheet.

                  "Asset Management Services" means products and services of the Asset Management Business that are provided by Company as of the date of this Agreement.

                  "Assumed Contracts" has the meaning set forth in Section 2.07(a).

                  "Assumed Liabilities" has the meaning set forth in Section 2.07(b).

                  "Authorization" means any approval, consent, declaration, license, order, permit, registration, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law of any Governmental Entity.

                  "Bill of Sale" has the meaning set forth in Section 2.01(b).

                  "Books and Records" means all books and records, all books of account, records, files and invoices, including all customer files, customer account records, production data, equipment records, inventory records, sales and promotional data, advertising materials, customer lists, cost and pricing information, supplies lists, business plans, reference catalogs, tax records, and tax returns and any other similar records and data (including all computerized records and other computerized storage media) of Seller or its Subsidiaries relating to the Brokerage Business.

                  "Broker Loans" means all loans outstanding to brokers who are included in the Transferred Employees, which loans are being assigned to Buyer pursuant to the Loan Assignment Agreement.

                  "Brokerage Acquisition" has the meaning set forth in the recitals.

                  "Brokerage Assets" has the meaning set forth in Section
2.01(a).

                  "Brokerage Business" means the full service retail brokerage business and the "middle-market" institutional business as conducted by Company on the date hereof through its private client division (excluding the Excluded Functions), all as more fully described in Schedule II, which shall not include the Asset Management Business.

                  "Brokerage Closing" has the meaning set forth in Section 2.01(a).

                  "Brokerage Closing Date" has the meaning set forth in Section 2.03(a).

                  "Brokerage Closing Statement" has the meaning set forth in
Section 2.11(a).

                  "Business Employees" has the meaning set forth in Section 3.04(a).

                  "Buyer" has the meaning set forth in the Preamble.

                  "Buyer Claims" has the meaning set forth in Section 10.05.

                  "Buyer Disclosure Schedule" means the document delivered by Buyer to Seller simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

                  "Buyer Indemnitees" has the meaning set forth in Section
10.03.

                  "Buyer Related Instruments" has the meaning set forth in
Section 5.01(a).

                  "Capital Markets Business" means the investment banking, proprietary trading and institutional business (other than "middle-market" institutional) of Company as conducted by Company on the date hereof.

                  "Cash Consideration" has the meaning set forth in Section 2.11(a).

                  "Claims" has the meaning set forth in Section 10.07.

                  "Class A Shares" means the Class A Non-Voting shares of Parent, as they exist on the date of this Agreement and any shares of any class or classes in the capital stock of Parent resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Parent and which are not subject to redemption by Parent; provided, however, that if at any time there shall be more than one resulting class, the shares of each class then so issuable on exchange of securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from such reclassification.

                  "Clearing Agreement" means the clearing agreement between Company and Fahnestock to be dated as of the Brokerage Closing Date relating to certain clearing services to be provided by Company to Fahnestock after the Brokerage Closing, substantially in the form attached as Exhibit A.

                  "Closing Account Reserve Statement" has the meaning set forth in Section 2.15.

                  "COBRA Requirements" has the meaning set forth in Section 3.04(g).

                  "Code" means the United States Internal Revenue Code of 1986, as amended, and the Treasury rules and regulations thereunder.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Commitments" has the meaning set forth in Section 4.24(c).

                  "Company" has the meaning set forth in the Preamble.

                  "Company License Agreements" has the meaning set forth in
Section 4.07(b).

                  "Confidentiality Agreement" has the meaning set forth in
                  Section 6.02(c). "Contracts" has the meaning set forth in
                  Section 4.11(a).

                  "Conversion" has the meaning set forth in Section 3.02. "Conversion Employee" has the meaning set forth in Section 3.04(b)(i).

                  "Conversion Memorandum of Understanding" means the memorandum of understanding between Fahnestock and Seller governing the transfer of client assets from Seller to Fahnestock, substantially in accordance with the terms set forth in the memorandum of understanding attached as Exhibit B.

                  "Customer Account" means any retail brokerage account or "middle-market" institutional account or commodity account of the Brokerage Business established through a Customer Agreement.

                  "Customer Agreement" has the meaning set forth in Section 4.18(d).

                  "Damages" has the meaning set forth in Section 10.03.

                  "Debentures" means the First Exchangeable Debenture and the Interim Debenture.

                  "Eligible Customer Account" means any Customer Account, other than any Retained Employee Customer Account.

                  "Environmental Laws" means any applicable United States federal, state or local law or regulation relating to the pollution or protection of the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" is any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

                  "Estimated Cash Consideration" has the meaning set forth in
Section 2.02(b).

                  "Estimated Revenue Loss" has the meaning set forth in Section 6.17(b).

                  "Excess Percentage" has the meaning set forth in Section 6.17(b)(ii).

                  "Excess Wealth Plus Payments" means in the case of an amount transferred with respect to the "Initial Credit Amount" under the Wealth Plus Plan for a Transferred Employee (the "Initial Credit Transfer"), if such Transferred Employee terminates employment prior to October 31, 2003, with a vested interest in such Initial Credit Amount that has a dollar value that is less than the Initial Credit Transfer for such employee, the amount by which the Initial Credit Transfer exceeds such dollar amount, and (b) in the case of an amount transferred with respect to the "Second Credit Amount" under the Wealth Plus Plan for a Transferred Employee (the "Second Credit Transfer"), if such Transferred Employee terminates employment prior to October 31, 2004, with a vested interest in such Second Credit Amount that has a dollar value that is less than the Second Credit Transfer, the amount by which the Second Credit Transfer exceeds such dollar amount.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exchangeable Debentures" means the First Exchangeable Debenture and the Second Exchangeable Debenture.

                  "Excluded Accounts" means any Eligible Customer Account that
(i) has an unsecured debit balance or is not adequately secured in accordance with applicable margin requirements or with Buyer's (or its Affiliates') usual standards for similar accounts (which may include giving no value to control or restricted stock or security certificates that are not legally transferable) or has an unsecured short security position; (ii) is an OFAC-listed account; (iii) is listed on a suspicious activity report submitted to any Governmental Entity, including, without limitation, any "fraud list" or similar watch list; (iv) is the subject of a customer's rejection of a negative consent with respect to the transfer of such account; (v) is an account with respect to which a customer has not affirmatively consented to the transfer of such account where such affirmative consent is required; (vi) any account with a customer "claim" or existing litigation at time of transfer, provided, however, that with respect the foregoing clause (i), such accounts shall not be deemed to be Excluded Accounts if Seller transfers to Buyer, at the Brokerage Closing, the required Account Reserves with respect thereto sufficient in amount to secure such account and in the case of clause (vi) an indemnity with respect thereto in form acceptable to Buyer.
                  "Excluded Assets" has the meaning set forth in Section 2.08.

                  "Excluded Functions" means the ministerial administrative functions (and related clearing and accounting functions) in the New York Headquarters, all relating to the Brokerage Business.

                  "Excluded Liabilities" has the meaning set forth in Section 2.07(b).

                  "Fahnestock" means Fahnestock & Co. Inc., a wholly-owned subsidiary of Buyer.

                  "Final Statement" has the meaning set forth in Sections
2.11(b).

                  "Financial Statements" has the meaning set forth in Section 4.03(a).

                  "FIRPTA Certificate" has the meaning set forth in Section 2.05(b)(v).

                  "First Exchangeable Debenture" means the Exchangeable Debenture due 2013 issued by Issuer, which is exchangeable into Class A Non-Voting Shares of Parent, substantially in the form attached as Exhibit C.

                  "Fixed Cash Consideration" has the meaning set forth in
Section 2.02(c)(ii).

                  "Fundamental Representation" means the representation and warranty set forth in Section 4.09(g).

                  "Fundamental Schedule" means the Seller Disclosure Schedule relating to the Fundamental Representation.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Governmental Entity" means any court, administrative agency or commission, government, SRO, federal, state, provincial, municipal, local or other governmental entity, authority or instrumentality, whether domestic or foreign, or any court, tribunal or arbitrator.

                  "Grid" has the meaning set forth in Section 4.09(f).

                  "Group Health Plan" has the meaning set forth in Section 3.04(g).

                  "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Inactive Employee" has the meaning set forth in Section 3.04(a).

                  "Independent Accounting Firm" has the meaning set forth in
Section 2.12(b).

                  "Insight" means software, intellectual property, hardware manuals and data files required to support the Insight services as provided to the sales force and clients of Company in relation to the Brokerage Business.

                  "Instruments of Assignment" has the meaning set forth in
Section 2.01(b).

                  "Intellectual Property" means, collectively, Internet domain names, mynetassets intranet site; patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); Trademarks; Software; copyrights (including any registrations and applications for any of the foregoing); and Trade Secrets, in each case, used in or necessary for the conduct of the Brokerage Business as currently conducted or contemplated to be conducted.

                  "Intellectual Property Assignment" has the meaning set forth in Section 2.01(b).

                  "Interim Debenture" means the Interim Convertible Debenture due 2006 issued by Buyer, which is convertible into the Second Exchangeable Debenture, substantially in the form attached as Exhibit D.
                  "Issuer" has the meaning set forth in the recitals.
                  "IT Services Agreement" means the agreement to be dated as of the Brokerage Closing Date between Company and Buyer to provide certain information technology services to Buyer in a form to be mutually agreed by the parties.

                  "IT Transfers Agreement" means the agreement to be dated as of the Brokerage Closing Date between Company and Buyer to transfer certain information technology services to Buyer in a form to be mutually agreed by the parties.

                  "Labor Laws" means any applicable United States federal, state or local law or regulation relating to employment and employment practices.

                  "Law" or "Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, judgments and decrees of any and all Governmental Entities.

                  "Legal Proceeding" means any action, claim, complaint, lawsuit, litigation, demand, suit, inquiry, hearing, investigation, indictment, information, notice of a violation, arbitration, appeal or other dispute or legal proceeding, whether civil, criminal, administrative or otherwise.

                  "Liens" means any and all liens, encumbrances, security interests, mortgages, pledges, claims, options, charges, easements, limitations, commitments, encroachments, option agreements, voting trusts or restrictions of any kind whatsoever.

                  "Litigation" has the meaning set forth in Section 4.08.

                  "Loan Agreement" means the loan agreement to be dated as of the Brokerage Closing Date between Seller Parent and Parent relating to the Loan Payment, substantially in the form attached hereto as Exhibit E.

                  "Loan Assignment Agreement" means the agreement to be dated as of the Brokerage Closing Date between Buyer and Seller relating to the assignment of the Broker Loans to Buyer, substantially in the form attached as Exhibit F.

                  "Loan Documents" has the meaning set forth in Section 4.24(e).

                  "Loan Payment" means the loan, in the amount of up to $50,000,000 in the aggregate, to be made by Seller Parent in favor of Parent on the Brokerage Closing Date pursuant to the Loan Agreement.

                  "Margin Loans" has the meaning set forth in Section 2.01(a)(iii).

                  "Marketable Securities" has the meaning set forth in Section 2.01(a)(xiv).

                  "Material Adverse Effect" means any condition, event, circumstance, change or effect that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operation, condition (financial or otherwise) or prospects of the Brokerage Business or the Brokerage Assets.

                  "Middle Market Accounts" has the meaning set forth in Section 4.09(h).

                  "Name Assignment Agreement" means the assignment agreement between Buyer and Seller to be dated as of the Brokerage Closing Date, substantially in the form attached as Exhibit G.

                  "NASD" means the NASD Regulation, Inc.

                  "New York Headquarters" means the world headquarters of Company located at 622 Third Avenue, New York, New York.

                  "Non Competition Agreement" means the non-competition agreement between Fahnestock, Buyer, Seller and Seller Parent dated as of the date of this Agreement in the form attached as Exhibit H.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Obligor" means a broker or any other borrower under any Broker Loan.

                  "OFAC" means the Office of Foreign Assets Control of the United States Department of Treasury.

                  "Offices" has the meaning set forth in Section 4.06(b).

                  "Order" means any order, writ, judgment, arbitration award, injunction, decree or ruling of or by a Governmental Entity.

                  "Parent" has the meaning set forth in the Preamble.

                  "Parent Commission Documents" means (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1999, 2000 and 2001, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 2001, (iii) any Form 8-Ks filed in the past fiscal year and (iv) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of Parent held since December 31, 2001.

                  "Parent Financial Statements" has the meaning set forth in
Section 5.06.

                  "Permits" has the meaning set forth in Section 2.01(a)(ix).

                  "Permitted Liens" has the meaning set forth in Section
4.06(a).

                  "Person" means an individual, corporation, partnership, association, trust, limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Purchase Price" has the meaning set forth in Section 2.02(c).

                  "Registered Representatives" has the meaning set forth in
Section 4.12(b).

                  "Registration Rights Agreement" means the registration rights agreement to be dated as of the Brokerage Closing Date between Parent and Company, substantially in the form attached as Exhibit I.

                  "Regulatory Documents" means all (a) Forms BD (and amendments thereto) and any similar state forms or registrations, (b) forms required to be filed under any foreign broker-dealer laws, (c) Forms ADV, ADV-T (and amendments thereto) and any similar state forms or registrations, (d) forms filed under the Exchange Act (other than Forms 3, 4, and 5 or Schedules 13D, 13F or 13G) and (e) Focus Reports.

                  "Rejection Deadline" has the meaning set forth in Section 3.04(b)(i).

                  "Research Agreement" means the research agreement to be dated as of the Brokerage Closing Date between Fahnestock and Company, substantially in the form attached as Exhibit J.

                  "Resolution Period" has the meaning set forth in Section 2.12(b).

                  "Retained Employee" has the meaning set forth in Section 3.04(j).

                  "Retained Employee Customer Account" means any Customer Account (i) registered in the name of a Retained Employee, (ii) registered in the name of any member of any Retained Employee's family or (iii) otherwise related to a Retained Employee and required under applicable Law or Seller's internal policies to be maintained by Seller.

                  "Retained Employee Liabilities" has the meaning set forth in
Section 3.04(j).

                  "Second Exchangeable Debenture" means the Exchangeable Debenture due 2006 to be issued by Buyer upon exchange of the Interim Debenture, which will be exchangeable into Class A Non-Voting Shares of Parent on terms identical to the terms of the First Exchangeable Debenture, substantially in the form attached as Exhibit K.

                  "Seller" has the meaning set forth in the Preamble.

                  "Seller 401(k) Plans" has the meaning set forth in Section 3.04(e).

                  "Seller Cash Payment" has the meaning set forth in Section 2.02(d).

                  "Seller Claims" has the meaning set forth in Section 10.03.

                  "Seller Disclosure Schedule" means the document delivered by Seller to Buyer and Parent simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

                  "Seller Equity Plans" has the meaning set forth in Section 3.04(f)(ii).

                  "Seller Indemnitees" has the meaning set forth in Section
10.05.

                  "Seller Parent" has the meaning set forth in the Preamble.

                  "Seller Related Instruments" has the meaning set forth in
Section 4.01(b).

                  "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, including, without limitation, Insight, (b) databases and compilations, including any and all data and collections of data, (c) all documentation, including user manuals and training materials, relating to any of the foregoing, and (d) copyrights (including any registrations and applications for any of the foregoing) related to any or all of (a) through (c).

                  "SRO" means a Self Regulatory Organization registered under the Exchange Act, including the NYSE and NASD.

                  "Stakeholders Agreement" means the agreement dated as of the date hereof between Parent, Seller Parent, Company and certain significant shareholders of Parent, substantially in the form attached as Exhibit L.

                  "Sublease" means the sublease agreement to be dated the Brokerage Closing Date, in a form to be mutually agreed between Buyer and Company regarding the sublease by Company after the Brokerage Closing of space in certain of the Offices, in a form to be agreed upon by the parties.

                  "Subsidiary" means any corporation, limited liability company, partnership, association, joint venture or other entity of which any person (either alone or through or together with any other person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such entity.

                  "Support Employees" has the meaning set forth in Section 3.04(l).

                  "Tax" means (x) any and all taxes, fees, levies, assessments, deficiencies, duties, tariffs, imposts and other charges or impositions of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, gross receipts, property, sales, transfer, recordation, bulk transfer, real property transfer and gains, use, license, excise, franchise, employment, social security, unemployment compensation, payroll, premium, withholding, alternative or added minimum, ad valorem or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever; (y) any liability for the payment of any amounts described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability; and (z) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (x) or (y).

                  "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Trade Secrets" means, collectively, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

                  "Trademarks" means, collectively, all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature used in the Brokerage Business, together with all goodwill, registrations and applications related to the foregoing as set forth under "Trademarks" in Section 1.01(b) of the Seller Disclosure Schedule.

                  "Transfer Tax Returns" has the meaning set forth in Section 3.05(a).

                  "Transfer Taxes" means all conveyance, sales, use, excise, value, value added, registration, stamp, franchise, property, transfer, real property transfer, gains, recording registration and similar Taxes, levies, charges, fees, together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto.

                  "Transferred Account Information" has the meaning set forth in
Section 2.01(a)(iv)(A).

                  "Transferred Accounts" has the meaning set forth in Section 2.01(a)(i).

                  "Transferred Employees" has the meaning set forth in Section 3.04(c).

                  "Transferred Plans" has the meaning set forth in Section 3.04(f)(i).

                  "Transition Period" has the meaning set forth in Section 3.04(c).

                  "Transition Services Agreement" means the agreement between Buyer and Seller to be dated as of the Brokerage Closing Date relating to provision of certain services by Company to Buyer after the Brokerage Closing Date and the transfer of client assets from Seller to Buyer, substantially in accordance with the terms set forth in the term sheet attached as Exhibit M.

                  "TSX" means the Toronto Stock Exchange.

                  "Undertaking" has the meaning set forth in Section
2.05(a)(iv).

                  "Unsatisfactory Account" has the meaning set forth in Section 2.10.

                  "WARN Act" means the Worker Adjustment and Retraining Notification Act.

                  "WARN Obligations" has the meaning set forth in Section
3.04(h).

                  "Zero Coupon Note" means the zero coupon note, issued by Buyer pursuant to the Loan Assignment Agreement.

                  1.02 Certain Terms.

                       (a) As used in this Agreement, the terms "affiliate" and "associate" have the respective meanings set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

                       (b) The term "business day" means any day other than a Saturday, Sunday or other day on which the NYSE is not open for trading.

                       (c) When used in this Agreement, the word "including" shall be deemed to mean "including, without limitation."

                       (d) As used in this Agreement, the word "person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                       (e) Unless otherwise provided in this Agreement, all references to "dollars" or "$" shall be to U.S. dollars.

                       (f) Unless otherwise provided, all references to Sections, Articles, Schedules and Exhibits shall be deemed to mean such Sections, Articles, Schedules or Exhibits "of this Agreement."

                       (g) The terms defined in this Agreement have the meanings assigned to them and include the plural as well as the singular and the pronouns of either gender or neuter, shall include, as appropriate, the other pronoun forms.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

                  2.01 Assets to Be Sold.

                       (a) Upon the terms and subject to the conditions of this Agreement, at the closing provided for in Section 2.03 (the "Brokerage Closing"), Seller shall sell, convey, assign, transfer and deliver to Buyer (or to a Subsidiary of Buyer, as directed by Buyer), and Buyer (or such Subsidiary) shall purchase, acquire and assume from Seller, good and valid title in and to all of Seller's right, title and interest in and to all of the property and assets (other than the Excluded Assets) used primarily in or necessary to conduct the Brokerage Business (collectively, the "Brokerage Assets"), free and clear of any Liens other than Permitted Liens, including:

                           (i) all Company's rights under the Eligible Customer
                  Accounts as of the Brokerage Closing Date, other than the Excluded Accounts (the "Transferred Accounts");

                           (ii) all Company's rights under the Customer
                  Agreements related to the Transferred Accounts, including, Company's rights as to all guarantees, warranties and indemnities related thereto;

                           (iii) all Company's rights under the margin loans
                  extended to customers with respect to the Transferred Accounts (the "Margin Loans"), including any liens, pledges and similar rights in favor of Company or any Affiliate with respect thereto;

                           (iv) with respect to the Transferred Accounts:

                                    (A) all material information relating to
                           each Transferred Account (all such information, the "Transferred Account Information"); and

                                    (B) to the extent legally permissible under
                           applicable privacy laws, all rights granted by customers to use Transferred Account Information, including all customer instructions and consents with respect to solicitation;

                           (v) all Broker Loans;

                           (vi) all Company's rights with respect to the accrued
                  and unpaid fees (the "Accrued Fees") with respect to the Transferred Accounts;

                           (vii) all equipment, furniture, fixtures,
                  improvements and all other tangible personal property used primarily in or necessary to conduct the Brokerage Business as presently conducted by Company (but excluding equipment, furniture, fixtures, improvements and tangible personal property used primarily in the Capital Markets Business and/or the Excluded Functions and not necessary to conduct the Brokerage Business) as set forth on Schedule II ("Acquired Property");

                           (viii) Company's rights under all Assumed Contracts,
                  subject to any agreements relating to the sharing of leased facilities pursuant to the Transition Services Agreement and the Sublease;

                           (ix) all franchises, licenses, permits, certificates,
                  approvals and other authorizations from any Governmental Entity (collectively, "Permits"), received by or issued to Company to own, or lease and operate the Brokerage Business and to conduct the Brokerage Business as it has been conducted by Company;

                           (x) Trademarks and Intellectual Property, together
                  with all additions, modifications, updates and enhancements, subject to the terms and conditions of the Transition Services Agreement;

                           (xi) the Books and Records subject to Section 3.07;

                           (xii) as set forth in Section 3.4(f) of this
                  Agreement, the assets of the Transferred Plans that represent liabilities attributable to the Transferred Employees;

                           (xiii) such prepaid fees and expenses as Buyer and
                  Seller shall mutually agree as necessary and appropriate for the operation by Buyer of the Brokerage Business as currently conducted by Company; and

                           (xiv) all marketable securities held by Company as
                  principal in respect of the Brokerage Business ("Marketable Securities"), as listed on Schedule II to be provided by Seller.

                       (b) Such sale, conveyance, assignment, transfer and delivery shall be effected by delivery by Seller to Buyer or its designees of
(i) a duly executed bill of sale in a form to be mutually agreed (the "Bill of Sale"); and (ii) a duly executed assignment of Trademarks and Intellectual Property, including patents, trademarks, trade names, copyrights and licenses and applications therefor, in recordable form and otherwise in a form to be mutually agreed (the "Intellectual Property Assignment" and, together with the Bill of Sale the "Instruments of Assignment") as shall be necessary to vest in Buyer good and valid title to the Brokerage Assets, free and clear of any and all liabilities, obligations and Liens, except the Assumed Liabilities and Permitted Liens.

                  2.02 Consideration.

                       (a) Upon the terms and subject to the conditions of this Agreement, in reliance on Seller's representations, warranties and agreements contained herein, and in consideration of the sale, conveyance, assignment, transfer and delivery of the Aggregate Assets in accordance with the terms hereof, including, as to the Asset Management Business substantially upon the terms set forth in the Asset Management Acquisition Term Sheet, Buyer shall deliver or cause to be delivered, in full payment for the sale, conveyance, assignment, transfer and delivery of the Aggregate Assets, the Purchase Price (as defined below).

                       (b) At least five (5) business days prior to the Brokerage Closing Date, Seller shall deliver to Buyer a reasonably detailed statement setting forth its good faith estimate, computed in accordance with GAAP, consistently applied as applicable, of (i) the depreciated book value of the Acquired Property, (ii) the Accrued Fees, which in no event shall be greater than $2,000,000 and (iii) the current market value of all Marketable Securities (amounts in the foregoing clauses (i), (ii) and (iii), as set forth on such statement, being collectively referred to as the "Estimated Cash Consideration").

                       (c) At the Brokerage Closing, Buyer shall deliver or cause to be delivered to Seller (or its designee) in immediately available U.S. funds by wire transfer to such bank account or bank accounts as shall be specified in writing by Seller at least two (2) business days prior to the Brokerage Closing Date, an amount equal to:

                           (i) the Estimated Cash Consideration; and

                           (ii) $160,822,400 (the "Fixed Cash Consideration").

                  The sum of (A) the Estimated Cash Consideration (as adjusted pursuant to Section 2.11), (B) the value of the Assumed Liabilities, and (C) the Fixed Cash Consideration is referred to herein as the "Purchase Price."

                       (d) At the Brokerage Closing, Seller shall deliver to Buyer (or any Subsidiary of Buyer, as directed by Buyer) in immediately available U.S. funds by wire transfer to such bank account or bank accounts as shall be specified in writing by Buyer at least two (2) business days prior to the Brokerage Closing Date, an amount equal to the following (the "Seller Cash Payment"):

                           (i) the assets attributable to the Transferred
                  Employees under the Transferred Plans in accordance with
                  Section 3.04(f);

                           (ii) the bonus amounts accrued pursuant to Section
                  3.04(i); and

                           (iii) the Account Reserves as set forth on the
                  Closing Account Reserve Statement.

                       (e) For purposes of this Section 2.02(e), "consideration" means the sum of (1) the Estimated Cash Consideration, after any adjustments effected in accordance with this Article II or elsewhere in this Agreement, (2) the Fixed Cash Consideration and (3) the value of the Assumed Liabilities recognized as liabilities for United States federal income tax purposes. The consideration shall be allocated in conformity with Section 1060 of the Code among the Aggregate Assets. Such allocation shall be set forth in a schedule (the "Allocation Schedule"). Buyer shall prepare a draft of the Allocation Schedule and deliver it, together with supporting schedules and information, to Company within 90 days after the Brokerage Closing Date. The Allocation Schedule shall be subject to the approval of Company (which approval shall not be unreasonably withheld or delayed) and, if Company does not approve of the Buyer's determination of the consideration or the allocation thereof, Company shall deliver a written statement of its differences with Buyer's proposed Allocation Schedule. If Company and Buyer cannot resolve such differences within 60 days following delivery of such Allocation Schedule, the dispute shall be resolved in accordance with the methodology set forth in Section 2.12(b). Each of Buyer and Company shall sign and timely submit all necessary forms (including IRS Form 8594) to report this transaction for Tax purposes in accordance with the Allocation Schedule, as agreed upon by Buyer and Company, and shall not take a position for Tax purposes inconsistent therewith.

                  2.03 Closings.

                       (a) The Brokerage Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, at 10:00 a.m., Eastern time, on or about January 2, 2003 or, if the conditions to Brokerage Closing set forth in Articles VII and VIII shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied, or such other date and time as shall be agreed upon in writing by the parties hereto. The date on which the Brokerage Closing actually occurs is referred to herein as the "Brokerage Closing Date."

                       (b) The closing (or closings) of the Asset Management Acquisition shall take place substantially in accordance with the terms set forth in the Asset Management Acquisition Term Sheet.

                  2.04 Agreements Entered into at Brokerage Closing. At the Brokerage Closing, the parties shall, as applicable, execute and deliver or cause to be executed and delivered (unless delivered previously) the following:

                       (a) duly executed counterparts of the Loan Assignment Agreement;

                       (b) duly executed counterparts of the Transition Services Agreement;

                       (c) duly executed counterparts of the Name Assignment Agreement;

                       (d) duly executed counterparts of the Registration Rights Agreement;

                       (e) duly executed counterparts of the Clearing Agreement;

                       (f) duly executed counterparts of the Research Agreement;

                       (g) duly executed counterparts of the IT Transfers Agreement;

                       (h) duly executed counterparts of the IT Services Agreement; and

                           (i) duly executed counterparts of the Sublease.

                  2.05 Deliveries by the Parties. At the Brokerage Closing, the parties shall deliver or cause to be delivered (unless delivered previously) the following:

                       (a) Deliveries by Buyer:

                           (i) the Estimated Cash Consideration;

                           (ii) the Fixed Cash Consideration;

                           (iii) the Zero Coupon Note;

                           (iv) an undertaking by Buyer relating to the Assumed
                  Liabilities in form to be mutually agreed (the "Undertaking"); and

                           (v) all other documents, certificates, instruments or
                  writings required to be delivered by Buyer or its Subsidiaries at or prior to the Brokerage Closing pursuant to this Agreement or otherwise required in connection herewith.

                       (b) Deliveries by Seller:

                           (i) the Instruments of Assignment;

                           (ii) the Seller Cash Payment;

                           (iii) subject to Section 3.07, the Books and Records;

                           (iv) the officer's certificate referred to in Section
                  6.17;

                           (v) a certification of non-foreign status from
                  Company in the form and manner that complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder (a "FIRPTA Certificate");

                           (vi) completed and fully executed VeriSign Registrant
                  Name Change Agreements for each of cibcpoc.com and cibcoppenheimer.com; and

                           (vii) all other documents, certificates, instruments
                  or writings required to be delivered by Seller or its Subsidiaries at or prior to the Brokerage Closing pursuant to this Agreement or otherwise required in connection herewith.

                  2.06 Contemporaneous Transactions. Contemporaneous with the Closing hereunder, the following transactions shall occur:

                       (a) Seller Parent and Parent shall execute and deliver the Loan Agreement and Seller Parent (or its designee) shall make the Loan Payment to Parent (or its designee);

                       (b) Company and Buyer shall execute and deliver the Loan Assignment Agreement and the Broker Loans shall be assigned from Company to Buyer;

                       (c) Issuer shall execute and deliver the First Exchangeable Debenture to Seller Parent or a Subsidiary of Seller Parent upon receipt of $69,980,828; and

                       (d) Issuer shall execute and deliver the Interim Debenture to Seller Parent or a Subsidiary of Seller Parent upon receipt of $90,841,572.

                  2.07 Assumed Liabilities; Excluded Liabilities.

                       (a) On the Brokerage Closing Date, Buyer shall assume, perform and discharge when due (i) Company's obligations under Contracts transferred to Buyer pursuant to Section 2.01(a) and set forth in the Undertaking (the "Assumed Contracts") required under the terms of such Assumed Contracts to be performed after such date and (ii) obligations relating to the Transferred Plans as set forth in Section 3.04(f)(i) required under the terms of such Transferred Plans to be performed after such date.

                       (b) Notwithstanding any other provision hereof, except as expressly assumed pursuant to Section 2.07(a) (the "Assumed Liabilities"), neither Parent nor Buyer has agreed to pay, and shall not be required to assume, shall have no liability or obligation with respect to, and shall be indemnified in accordance with Article X by Seller for, any liability or obligation, direct or indirect, known or unknown, absolute, contingent or accrued, of Seller, any of its Subsidiaries, the Brokerage Business or the Brokerage Assets (the "Excluded Liabilities") including (i) any liability, responsibility or obligation that is attributable to any Excluded Asset or Excluded Function; (ii) any liability, responsibility or obligation relating to the Brokerage Assets or the Brokerage Business arising out of any event, circumstance or condition occurring or existing prior to the Brokerage Closing Date; (iii) any liability, responsibility or obligation arising out of (A) any suit, action, proceeding, arbitration, mediation, inquiry or investigation pending or threatened as of, or arising out of any event, circumstance or condition occurring or existing prior to, the Brokerage Closing Date or (B) any actual or alleged violation of Law prior to the Brokerage Closing Date; (iv) any Retained Employee Liability; (v) except as expressly set forth in Section 3.04 or the Transition Services Agreement, as applicable, any liability, responsibility or obligation with respect to the operation or maintenance of any employment or benefit plan, program or agreement or arrangement provided by Seller or any related entity after the Brokerage Closing Date and (vi) any liability, responsibility or obligation for (A) Taxes of Seller or any of its Affiliates or (B) Taxes attributable to the Brokerage Assets relating to any period or any portion of any period ending prior to the Brokerage Closing Date. Subject to Section 2.14, Seller hereby agrees to pay, perform and discharge when due, any and all of the Excluded Liabilities.

                  2.08 Excluded Assets. Notwithstanding any other provision hereof, Seller shall not sell or deliver to Buyer, and Buyer shall not purchase or acquire from Seller and neither Parent nor Buyer shall have liability or obligation with respect to, (i) margin loans relating to customers whose accounts are not transferred to Buyer pursuant to the terms of this Agreement,
(ii) any Company names, marks, other than pursuant to the Name Assignment Agreement, (iii) any insurance subsidiaries and any insurance products or business written, brokered or arranged (other than any earned trailer commissions or any policies or licenses associated with brokers or clients in the U.S. associated with the Brokerage Business), (iv) any receivables (other than transferred Broker Loans, Margin Loans and Accrued Fees), (v) except as set forth in Schedule II, any assets relating to the New York Headquarters, (vi) brokerage services for Excluded Accounts or the executives of Seller, (vii) brokerage and private client business for Seller's directors, officers and employees and (viii) Excluded Accounts and all agreements related thereto, (the items described in clauses (i) through (viii) above are collectively referred to herein as the "Excluded Assets").

                  2.09 Consent of Third Parties. Anything to the contrary in this Agreement notwithstanding, to the extent that the sale, conveyance, transfer or assignment of any Brokerage Asset requires the consent of a third party, this Agreement shall not constitute an agreement to effect such sale, conveyance, transfer or assignment if such action would constitute a breach or violation thereof or adversely affect Buyer's rights thereunder. Seller agrees to use its reasonable best efforts (with no obligation to pay any fee to any third party for the purpose of obtaining any consent or approval or any costs and expenses of any third party resulting from the process of obtaining such consent or approval) to obtain such consents prior to the Brokerage Closing Date in accordance with Section 6.04. To the extent that any such consent is not obtained prior to the Brokerage Closing Date (i) Seller shall use reasonable best efforts (with no obligation to pay any fee to any third party for the purpose of obtaining any consent or approval or any costs and expenses of any third party resulting from the process of obtaining such consent or approval) to
(A) obtain any such consent after the Brokerage Closing Date, (B) to the extent reasonably practicable, provide or cause to be provided to Buyer the benefits of any such Brokerage Asset for which such consent or waiver has not been obtained,
(C) cooperate in any arrangement, reasonable and lawful as to Seller and Buyer, designed to provide such benefits to Buyer, (D) enforce for the account of Buyer any rights of Seller arising from such Brokerage Asset for which such consent has not been obtained against the other party, including, without limitation, the right to elect to terminate in accordance with the terms thereof on the advice of Buyer, and (E) Seller shall pay, defend, indemnify and hold Buyer harmless from any liability suffered by Buyer as a result of any failure of Seller to obtain such consent whether before or after the Brokerage Closing Date; and (ii) Buyer shall use reasonable best efforts to perform the obligations of Seller arising under such Brokerage Asset for which such consent has not been obtained, to the extent that by reason of the transactions consummated pursuant to this Agreement, Buyer has control over the resources necessary to perform such obligations. Nothing in this Section 2.9 shall be deemed (i) a waiver by Buyer of its rights to have received on or before the Brokerage Closing Date an effective assignment of all of the Brokerage Assets,
(ii) a waiver by Buyer of its rights to have each condition to Brokerage Closing set forth in Article VIII satisfied on the Brokerage Closing Date or (iii) to constitute an agreement to exclude from the Brokerage Assets any properties, assets or rights described under Section 2.01 or limit or affect Seller's representations, warranties and covenants in this Agreement.

                  2.10 Management of Accounts. Seller hereby acknowledges and agrees that, following the Brokerage Closing, Buyer shall have the right, at any time and in its sole discretion, to stop servicing, or to liquidate, to the extent practicable, all the security positions held in any Transferred Account that (or the broker responsible for such account), prior to the Brokerage Closing Date, had been the subject of (i) any pending or threatened arbitration, litigation or judicial or quasi-judicial proceeding or (ii) any unresolved customer complaint (the "Unsatisfactory Account"). Seller agrees to, pursuant to
Article X, indemnify, defend and hold Buyer, its Affiliates and their officers, directors and employees harmless from and against all Damages suffered or incurred arising out of or related to any Unsatisfactory Account and any action taken, including, any action taken after the Brokerage Closing Date, pursuant to this Section 2.10 with respect to any account described in this Section 2.10.

                  2.11 Post-Closing Adjustment.

                       (a) Within sixty (60) days after the Brokerage Closing Date, Seller shall have prepared and deliver to Buyer a statement (the "Brokerage Closing Statement") setting forth in reasonable detail, as of the Brokerage Closing Date, computed in accordance with GAAP, consistently applied, as applicable, (i) the depreciated book value of the Acquired Property, (ii) the Accrued Fees, which in no event shall be greater than $2,000,000, and (iii) the market value as of the Brokerage Closing Date of all Marketable Securities (amounts in foregoing clauses (i), (ii) and (iii), as set forth on the Brokerage Closing Statement, being collectively referred to as the "Cash Consideration").

                       (b) The Brokerage Closing Statement, if not timely disputed pursuant to Section 2.12, or if timely disputed, as resolved pursuant to Section 2.12, shall be deemed to be the "Final Statement."

                       (c) If the Cash Consideration, as set forth on the Final Statement, exceeds the Estimated Cash Consideration, then Buyer shall, within ten (10) business days following the date on which the Brokerage Closing Statement becomes the Final Statement, pay to Seller the amount equal to such excess. If the Cash Consideration, as set forth on the Final Statement, is less than the Estimated Cash Consideration, then Seller shall, within ten (10) business days following the date on which the Brokerage Closing Statement becomes the Final Statement, reimburse Buyer the amount equal to such shortfall.

                       (d) The net amount, if any, payable by any party to any other pursuant to this Section 2.11, shall be paid by wire transfer in immediately available U.S. funds to an account designated by the receiving party.

                  2.12 Dispute Resolution Mechanism.

                       (a) Following the Brokerage Closing, Buyer and Seller shall give the other party and any independent auditors and authorized representatives of such other party reasonable access at reasonable times to the properties, books, records and personnel of the Brokerage Business relating to periods prior to the Brokerage Closing Date for purposes of preparing, reviewing and resolving any disputes concerning the Brokerage Closing Statement. The parties shall have ten (10) business days following receipt of the Brokerage Closing Statement during which to notify the other of any dispute of any item contained in the Brokerage Closing Statement, which notice shall set forth in reasonable detail the basis for such dispute. If a party fails to so notify the other of any such dispute within such ten (10) business day period, the Brokerage Closing Statement shall be deemed to be accepted by such party. In the event of any dispute, Buyer and Seller shall cooperate in good faith to resolve such dispute on the Brokerage Closing Statement as promptly as possible.

                       (b) If Buyer and Seller are unable to resolve any such dispute within ten (10) business days of receipt of the relevant dispute notice (the "Resolution Period"), then the dispute shall be submitted within ten (10) business days thereafter to a "Big 4" or other nationally recognized accounting firm (the "Independent Accounting Firm"), which shall not have had a material relationship with Seller, Buyer or any of their respective Affiliates within the preceding two years, as mutually agreed by the parties. However, if the parties are unable to so agree upon an Independent Accounting Firm, then Buyer and Seller shall each have the right to request the American Arbitration Association to appoint the Independent Accounting Firm, which shall not have had a material relationship with Seller, Buyer or any of their respective Affiliates within the preceding two years. Each party agrees to execute, if requested by the Independent Accounting Firm, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be shared equally by Seller and Buyer. Otherwise, Buyer and Seller shall each pay their own costs incurred in connection with this
Section 2.12, including the fees and expenses of their respective accountants, if any. The Independent Accounting Firm's determination shall be required to be made within ten (10) business days of the submission to it of the dispute. Such determination shall be set forth in a written statement delivered to Seller and Buyer and shall be final, binding and conclusive.

                  2.13 Accrued Fees. In the event that, after the Brokerage Closing, Buyer collects Accrued Fees greater than $2,000,000 in the aggregate, Buyer shall pay to Seller such excess amount over $2,000,000 as promptly as practicable after receipt thereof by Buyer and provide Seller reports of such fees as reasonably requested.

                  2.14 Prorations. Seller and Buyer agree that all of the items listed below relating to the business and operation of the Brokerage Business and the Brokerage Assets will be prorated as of the Closing Date, with Seller liable to the extent such items relate to any time period up to and including the Closing Date, and Buyer liable to the extent such items relate to periods subsequent to the Closing Date: (a) all Taxes imposed on a periodic basis, if any, payable by the lessee under the leases for the Offices or payable in respect of the Brokerage Assets; (b) rents, fees and other items payable by Seller under any Assumed Contract; and (c) the amount of any license or registration fees with respect to any licenses or registrations which are being assigned or transferred hereunder. Seller agrees to furnish Buyer with such documents and other records as Buyer reasonably requests in order to confirm all adjustment and proration calculations made pursuant to this Section 2.14. Seller and Buyer further agree that if any information is not available as of the Closing Date to determine all adjustment and proration calculations, such calculations shall be made using the most recently available information and when such information becomes available, the proration amount shall be adjusted in connection with the Final Statement.

                  2.15 Account Reserve Statements. Attached hereto as Section
2.15 of the Seller Disclosure Schedule is a complete and accurate list of the Account Reserves as of the date set forth therein. At least two (2) business days prior to the Brokerage Closing Date, Seller shall deliver to Buyer the Schedule of Account Reserves updated as of such date together with a list of accounts that are proposed to be transferred to Buyer ("Closing Account Reserve Statement"). Buyer shall, within sixty (60) days following the Brokerage Closing Date, provide a notice to Seller, setting forth the accounts that are Excluded Accounts.

                                  ARTICLE III
                                 RELATED MATTERS

                  3.01 Asset Management Business. The purchase and sale of the Asset Management Business shall be governed by, and shall be consummated substantially in accordance with the terms and conditions set forth in the term sheet attached as Schedule I (the "Asset Management Acquisition Term Sheet"). Seller agrees to continue to provide Asset Management Services to the Transferred Accounts or the brokers responsible for such accounts until the earlier of (i) consummation of the acquisition of the Asset Management Business substantially in accordance with the terms and conditions set forth in the Asset Management Acquisition Term Sheet and (ii) receipt of written notice from Buyer that it no longer requires Seller to provide Asset Management Services to the Transferred Accounts or the brokers responsible for such accounts as to any or all of such Asset Management Services.

                  3.02 Transfer and Conversion. The parties agree to enter into the Conversion Memorandum of Understanding as promptly as practicable after the Brokerage Closing providing for conversion to occur no later than May 20, 2003. The Conversion Memorandum of Understanding provides, among other things, for the transfer and conversion of the Transferred Accounts. Each of Company and Buyer shall act in good faith to ensure that the conversion of the Transferred Accounts occurs pursuant to the terms set forth in the Conversion Memorandum of Understanding in a manner consistent with that agreement, subject to any modification of such procedures as may be mutually agreed from time to time by either party (the "Conversion").

                  3.03 Ancillary Agreements. At the Brokerage Closing, Parent, Buyer and Seller (as applicable) shall enter into the following:

                       (a) the Loan Assignment Agreement and the Zero Coupon Note relating to the assignment of the Broker Loans to Buyer;

                       (b) the Transition Services Agreement relating to the provision of certain technology, human resources and other services by Company to Buyer on the Brokerage Closing Date;

                       (c) the Name Assignment Agreement relating to the transfer of the Oppenheimer Name to Buyer;

                       (d) the Registration Rights Agreement relating to certain registration rights of Company with respect to the shares underlying the Exchangeable Debentures;

                       (e) the Clearing Agreement relating to certain clearing services to be provided by Company to Buyer after the Brokerage Closing;

                       (f) the Research Agreement relating to certain research services to be provided by Company to Buyer after the Brokerage Closing;

                       (g) the IT Services Agreement relating to the provision of certain IT services to be provided by Company to Buyer after the Brokerage Closing and the IT Transfers Agreement relating to the transfer to Buyer of certain intellectual property rights; and

                       (h) the Sublease relating to the sublease by Company to Buyer after the Brokerage Closing of space in certain of the Offices.

                  The agreements described in clauses (a) through (h) above are collectively referred to herein as the "Ancillary Agreements."

                  3.04 Employees; Employee Benefits.

                       (a) Business Employees. Effective as of the Brokerage Closing Date, each employee, including the in-branch operations employees, of Seller or an Affiliate of Seller (other than those employed at the New York Headquarters) employed primarily in the Brokerage Business as of the Brokerage Closing Date (the "Business Employees") and set forth in Section 3.04(a) of the Disclosure Schedule, shall cease to be an employee of Seller or an Affiliate of Seller, and Buyer or an Affiliate of Buyer shall offer employment to all such employees, in accordance with Section 3.04(b), (i) in substantially the same position, (ii) in the same city, (iii) with the same base salary, and (iv) with the same vacation policy applicable to each such Business Employee as of the Brokerage Closing Date. Notwithstanding the foregoing or any other provision of this Agreement, Buyer's offer to any Business Employee who is on short-term or long-term disability or any approved leave of absence (each an "Inactive Employee") as of the Brokerage Closing Date shall be conditioned on such Inactive Employee's being ready and able to return to work within six months following the Brokerage Closing Date, and such an Inactive Employee shall not become an employee of Buyer or an Affiliate of Buyer unless and until they are ready and able to work as of a date within six months of the Brokerage Closing Date. Prior to the date Inactive Employees are hired by Buyer or an Affiliate of Buyer, such Inactive Employees shall be retained as employees of Seller, but only for such period as an individual on short-term or long-term disability or approved leave of absence, respectively, would normally remain an employee in the absence of this transaction, and Seller shall continue to provide such Inactive Employees for the period that they remain employees of the Seller with such benefits as Seller or an Affiliate of Seller was providing on the Brokerage Closing Date to employees on long-term disability leave, short-term disability leave or approved leave of absence, respectively. Seller shall remain and be solely responsible for any severance or other liability of any nature attributable to the cessation of employment of Business Employees with the Seller, regardless of the date such cessation occurs; provided, however, that Seller's retention of such responsibility and liability shall not preclude Seller from seeking recourse against the Buyer or an Affiliate of Buyer for any breach of Buyer's covenants in this Section 3.04. Subject to the provisions of this Section 3.04, as of the Brokerage Closing Date, Buyer shall assume responsibility for all salary, bonus, commission costs, benefits and other employment related costs accrued on and after the Brokerage Closing Date with respect to all Transferred Employees (as hereinafter defined). Seller shall not take, and shall cause each of its Affiliates not to take, any action that would impede, hinder, interfere or otherwise compete with Buyer's or an Affiliate of Buyer's effort to hire or retain any Business Employee.

                       (b) Offers of Employment from Buyer. Buyer or an Affiliate of Buyer shall extend offers of employment to all Business Employees, in accordance with the provisions of Section 3.04(a), within five (5) business days from the date that the Agreement is announced to the public.

                           (i) The terms of each offer will specify that (except
                  in the case of Inactive Employees) the offer shall be deemed accepted unless the Business Employee delivers a written rejection of the offer to Buyer no later than December 16, 2002, (the "Rejection Deadline"). As soon as reasonably possible after the Rejection Deadline, but in no event later than two (2) business days after the Rejection Deadline, Buyer shall provide Seller with a complete list of Business Employees who have rejected Buyer's Offer of Employment. The terms of the offers shall further specify that the effective date of employment with Buyer or an Affiliate of Buyer pursuant to the offer shall be contingent upon whether the Business Employee (A) is designated a "Conversion Employee," i.e., an employee of Seller who has been identified by Seller (in a list to be provided to Buyer as soon as practicable after the Brokerage Closing Date) as critical to a successful conversion, and therefore, not eligible for employment by Buyer until released from conversion duties by Seller, or (B) is an Inactive Employee on the Brokerage Closing Date. Seller shall notify Buyer when Conversion Employees are to be released from conversion duties at least five (5) business days prior to the date of each such release. Business Employees who fail to timely reject an offer of employment from Buyer, who are not Inactive Employees, and have not been designated Conversion Employees shall become employees of Buyer on the Brokerage Closing Date. The terms of each offer shall specify that Business Employees who fail to timely reject an offer of employment from Buyer, who are not Inactive Employees and who are designated as Conversion Employees shall become employees of Buyer or an Affiliate of Buyer upon release from conversion duties by Seller. Conversion Employees who reject Buyer's offer shall be deemed to have resigned their employment with Seller.

                           (ii) The terms of each offer shall specify that each
                  Business Employee who is an Inactive Employee on the Brokerage Closing Date shall be deemed to accept Buyer's offer and shall become an employee of Buyer or an Affiliate of Buyer as soon as reasonably practicable after the date Seller notifies Buyer that such individual has notified Seller that he or she is ready and able to return to work, provided that (x) such notice to Buyer is given within six months of the Brokerage Closing Date and (y) on or prior to the time the Inactive Employee gives notice to the Seller that he or she is ready to return to work, he or she has not expressly rejected Buyer's offer. Inactive Employees who reject Buyer's offer shall be deemed to have resigned their employment with Seller.

                       (c) Transferred Employees. Effective as of the Brokerage Closing Date, except as expressly provided herein, Buyer shall cause each Business Employee who accepts and commences employment with Buyer or an Affiliate of Buyer as of the Brokerage Closing Date (the "Transferred Employees") to be provided with compensation and benefits that shall, in the aggregate, in Buyer's reasonable judgment be substantially equivalent to the compensation and benefits provided by Buyer to its similarly situated employees; provided, however, that for a period of one year following the Brokerage Closing Date, each Transferred Employee shall be entitled to remain in substantially the same position, with the same base salary and same vacation policy as maintained by Seller as of the Brokerage Closing Date as set forth on Section 3.04(c) of the Disclosure Schedule, provided that such employee remains employed by Buyer or an Affiliate of Buyer. Nothing herein shall be construed as guaranteeing employment for any specific period of time or altering the at-will employment status of any employee. For a transition period of sixty (60) days (subject to possible extension (or earlier termination) in accordance with the provisions of the Transition Services Agreement) commencing on the Brokerage Closing Date (the "Transition Period") subject to limitations in and requirements of Applicable Laws and applicable plans and contracts, Seller or an Affiliate of Seller shall use its reasonable best efforts to cause Transferred Employees, (and Conversion Employees and Inactive Employees who commence employment with the Buyer or an Affiliate of Buyer during the Transition Period) to continue to be provided with the health and welfare benefits specified in the Transition Services Agreement in accordance with the terms thereof, and Buyer shall pay Seller or an Affiliate of Seller in respect thereof as detailed in the Transition Services Agreement. If Seller or an Affiliate of Seller, using reasonable best efforts is unable to continue to provide such coverage, Buyer or an Affiliate of Buyer shall make available to such employees health and welfare plan coverage that is substantially equivalent to the coverage then provided by Buyer to its similarly situated employees, with no break in coverage. Buyer shall not assume responsibility for the provision of benefits to any Business Employee until such employee commences employment with Buyer or an Affiliate of Buyer. Buyer shall not be precluded from modifying its employment agreements, plans, policies and practices as to its employees generally on or after the Brokerage Closing Date, provided that such changes apply to all Buyer employees who are similarly situated to the Transferred Employees, and further provided that (A) for a period of one year after the Brokerage Closing Date Buyer shall continue to provide to each Transferred Employee the same base salary and the same vacation policy as provided by Seller as of the Brokerage Closing Date, provided that such employee remains employed by Buyer or an Affiliate of Buyer; and (B) the recognition of prior service, as described in Section 3.04(d), shall not be eliminated. Buyer shall be solely liable in accordance with Section 3.04(g) for the provision of COBRA benefits to any Transferred Employee who is terminated by Buyer (or otherwise incurs a qualifying event) during the Transition Period. Inactive Employees, Conversion Employees and Support Employees (as hereinafter defined) who commence employment with the Buyer or an Affiliate of Buyer shall be treated as if such employees were Transferred Employees and shall be subject to the terms and conditions of this Section 3.04, taking into account their later commencement of employment date with the Buyer or an Affiliate of Buyer.

                       (d) Credit for Service. Buyer shall permit Transferred Employees to participate in all Buyer plans in which participation is open to similarly situated employees of Buyer at comparable levels for such similarly situated employees, except where such participation in Buyer plans would result in a duplication of benefits for such Transferred Employee, and Buyer shall cause the Transferred Employees to be given full credit for all service with Seller or an Affiliate of Seller prior to the Brokerage Closing Date for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plans or arrangements of Buyer or an Affiliate of Buyer or any plans of Seller that are assumed by or maintained by Buyer in which such Transferred Employees participate after the Brokerage Closing Date, to the same extent such service was recognized by Seller or an Affiliate of Seller immediately prior to the Brokerage Closing Date; provided, however, that such service need not be recognized for purposes of benefit accruals under any defined benefit plan maintained by Buyer or an Affiliate of Buyer, nor shall such service be recognized to the extent it would result in duplication of benefits. Buyer or an Affiliate of Buyer shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Transferred Employees under any welfare plan in which such employees may be eligible to participate after the Brokerage Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Brokerage Closing Date under the corresponding welfare plan of Seller or an Affiliate of Seller in which such Transferred Employees participate immediately prior to the Brokerage Closing Date, and (ii) for the Plan year in which the Brokerage Closing Date occurs, provide each Transferred Employee with credit for any co-payments and deductibles paid prior to the Brokerage Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which such employees are eligible to participate after the Brokerage Closing Date, as if those deductibles or co-payments had been paid under the welfare plans in which such employees are eligible to participate after the Brokerage Closing Date.

                       (e) 401(k) Plan. Seller shall take such actions as may be necessary to ensure that all Transferred Employees are, as of the Brokerage Closing Date, 100% vested in their account balances under the Seller 401(k) Savings Plan and the Oppenheimer Capital Accumulation 401(k) Plan (collectively the "Seller 401(k) Plans"), and shall contribute to the Seller 401(k) Savings Plan, within two weeks of the Brokerage Closing Date, such additional matching contributions, if any, required for each Transferred Employee in accordance with the terms and conditions of the Seller 401(k) Savings Plan for the portion of the Plan year in which the Brokerage Closing Date occurs during which such Transferred Employees were employed by Seller. Commencing with the Brokerage Closing Date, Transferred Employees shall be eligible to participate in Buyer's 401(k) plan, Buyer shall make any profit sharing contributions to such plan, on the same terms and conditions as for comparable employees of Buyer, recognizing their prior service to Seller and compensation from Seller, as service and compensation with Buyer.

                       (f) Certain Plans.

                           (i) Effective as of the Brokerage Closing Date, Buyer
                  shall, or shall cause an Affiliate of Buyer to, assume and maintain as plan sponsor and administrator and perform all obligations with respect to, the Seller's Wealth Plus Plan and Executive Voluntary Deferred Compensation Plan (the "Transferred Plans"), as they apply to Transferred Employees. Seller shall transfer to Buyer at the Brokerage Closing Date the cash amount necessary to support the liabilities under the Seller's Wealth Plus Plan attributable to the Transferred Employees accrued to date for accounting purposes using a straight-line expense accounting method. Between the date hereof and the Brokerage Closing Date, at Buyer's request, Seller shall provide a full and accurate report to Buyer as to the amounts accrued to date attributable to the Transferred Employees under the Transferred Plans. Buyer shall notify Seller of the termination date of each Transferred Employee covered by the Wealth Plus Plan. Seller shall transfer to Buyer, within two business days after the Brokerage Closing Date, an amount in cash equal to aggregate notional value, determined as of the Brokerage Closing Date, of Transferred Employees' accounts under the Seller's Executive Voluntary Deferred Compensation Plan.

                           (ii) Subject to the limitations and requirements of
                  Seller's Stock Participation Plan and various stock option plans maintained by Seller (the "Seller Equity Plans"), Seller shall recognize service with Buyer for the purposes of vesting and dividend distributions under the Seller Equity Plans after the Brokerage Closing Date as if it were service with Seller; provided, however, that Transferred Employees shall not be entitled to any new award under any Seller Equity Plan after the Brokerage Closing Date and provided, further, that nothing in this Section 3.04(f)(ii) shall be construed to affect or in any way limit (A) the operation or application of any change in control provisions in any Seller Equity Plan; or (B) any right to a dividend distribution to which a Transferred Employee is otherwise entitled as a result of the transactions contemplated herein.

                           (iii) At Buyer's choice, effective as of the end of
                  the Transition Period, Buyer shall (x) assume the Seller's Flexible Spending Account Program insofar as it applies to the Transferred Employees, or (y) allow Transferred Employees to participate in a similar or like flexible spending account program maintained by Buyer. In either case, Seller shall take such action as may be necessary to transfer to Buyer, subject to applicable law and those requirements that must be complied with to maintain favorable tax treatment, the net aggregate balances under Seller's Flexible Spending Account Program for each of the Transferred Employees.

                       (g) COBRA. To the extent that an Employee of Seller participates in a "group health plan" (within the meaning of Section 5000(b)(1) of the Code maintained by Seller ("Group Health Plan") and such employee incurs a qualifying event under Section 4980B of the Code on the Brokerage Closing Date on account of his or her termination of employment with Seller, as determined in accordance with applicable Treasury Regulations, Seller shall comply with all notice and continuation coverage requirements applicable to the Group Health Plans under Section 4980B of the Code known as COBRA ("COBRA Requirements") with respect to such Employees and any "qualified beneficiaries" (as defined in Section 4980B of the Code)) under the group health plan in accordance with
Section 4980B of the Code and the regulations thereunder, provided that if for any reason Buyer has not established a health plan that covers the Transferred Employees prior to the expiration of the Transition Period, and any such Transferred Employee elects COBRA coverage under Seller's health plans, Buyer shall pay the full COBRA premium on behalf of such Transferred Employee (except for the amount such Transferred Employee would have been required to pay as an active employee of Seller) and shall reimburse Seller to the extent that any claims paid for Transferred Employees electing COBRA exceed COBRA premiums and stop loss reimbursements. To the extent that a Covered Employee participates in a Group Health Plan on or after the Brokerage Closing Date, whether maintained by Seller during the Transition Period, or by Buyer at any time, and such employee incurs a qualifying event under Section 4980B of the Code after the Brokerage Closing Date, Buyer shall assume responsibility and shall comply with all COBRA Requirements with respect to such employees and any "qualified beneficiaries" (as defined in Section 4980B of the Code) under the Group Health Plan in accordance with Section 4980B of the Code and the regulations thereunder.

                       (h) WARN Act. To the extent that any obligations might arise under the WARN Act or under any similar provision of any federal, state, regional, foreign, or local law, rule, or regulation (hereinafter referred to collectively as "WARN Obligations") as a consequence of the transactions contemplated by this Agreement, Seller shall be responsible for any WARN Obligations arising as a result of any employment losses occurring on or prior to the Brokerage Closing Date except to the extent such losses are attributable to Buyer's material failure to perform any of the covenants described herein.

                       (i) Accrued Obligations. Seller shall be solely responsible for all obligations and liabilities accrued prior to the Brokerage Closing Date relating to Business Employees, including, but not limited to, (i) payroll and fringe benefits, (ii) earned bonuses and incentive compensation,
(iii) accrued vacation and holiday pay, (iv) workers' compensation and (v) claims incurred under health plans. Buyer shall be solely responsible for all obligations and liabilities accrued following the Brokerage Closing Date relating to Transferred Employees, including, but not limited to, (i) payroll and fringe benefits, (ii) earned bonuses and incentive compensation, (iii) accrued vacation and holiday pay, (iv) workers' compensation and (v) claims incurred under health plans; provided, however, that Seller shall remain liable and responsible for payments to Transferred Employees of any annual incentive compensation bonuses for fiscal year 2002 as determined in accordance with the applicable bonus plans maintained by Seller in which the Transferred Employees participate as of the Brokerage Closing Date; and provided, further, that with respect to any such bonuses earned for Seller's fiscal year 2003, Seller shall transfer to Buyer a cash amount equivalent to the sum of 2/12ths of the actual fiscal year 2002 bonus payment awarded to each Transferred Employee, Conversion Employee and Inactive Employee (subject to a pro rata reduction for any period in which any Inactive Employee was not entitled to a bonus payment during Seller's fiscal year 2003), within ten (10) business days following confirmation of acceptance of the employment offer made to each such individual from Buyer or an Affiliate of Buyer. Subject to receiving the funds, if any, payable by Seller under this paragraph, Buyer shall assume all liability for bonus obligations payable to the Transferred Employees beginning November 1, 2002 through the Brokerage Closing Date, and Buyer shall pay each employee the 2/12ths amount transferred by Seller in respect of such employee on or prior to the time Buyer makes bonus payments in respect of fiscal year 2003.

                       (j) Retained Liabilities. Seller shall retain and be solely responsible for (i) all employment-related obligations and liabilities (including all obligations and liabilities under the WARN Act and COBRA, if any) relating to each employee, officer, director or consultant of the Brokerage Business who is not a Business Employee and each Business Employee (and his dependents or beneficiaries) with respect to whom Buyer has fulfilled its obligations under this Section 3.04 to offer or transfer employment, but who does not become a Transferred Employee (including any Business Employee who declines employment with Buyer or an Affiliate of Buyer or who does not return to work from a disability or other leave of absence within six (6) months following the Brokerage Closing Date) (a "Retained Employee") and (ii) all compensation and benefit obligations and employment law claims of Transferred Employees and other Business Employees who commence employment with the Buyer or an Affiliate of the Buyer to the extent arising from events or conditions that existed prior to the time as of which such employee commenced employment with the Buyer or an Affiliate of Buyer ((i) and (ii) together, the "Retained Employee Liabilities") (provided, however, that Seller's retention of such responsibility and liability shall not preclude Seller from seeking recourse against the Buyer or an Affiliate of Buyer for any breach of Buyer's covenants in this Section 3.04). Buyer shall be solely liable for all compensation and benefit obligations and employment law claims of Transferred Employees, Inactive Employees and Conversion Employees who commence employment with Buyer or an Affiliate of Buyer arising from events or conditions that arise or occur on or after the time as of which they commence employment with the Buyer or an Affiliate of Buyer.

                       (k) Pre-Closing Commissions. Prior to the Brokerage Closing Date, Seller and Buyer shall mutually develop and agree to a process by which commissions payable to Transferred Employees in respect of trades and other transactions executed prior to the Brokerage Closing Date shall be paid to the relevant Transferred Employee (or to Buyer on such Transferred Employee's behalf).

                       (l) Support Employees. For a period up to the Conversion, Seller shall not make an offer of employment to any employee of Seller who is not a Business Employee but whose duties involved support of the Brokerage Business ("Support Employees") unless Buyer has first obtained Seller's permission.

                  3.05 Tax Matters.

                       (a) Transfer Taxes. Company and Buyer shall each be responsible for 50% of any and all Transfer Taxes which become payable in connection with the transactions contemplated by this Agreement. No later than five (5) days prior to the Brokerage Closing, Company shall prepare any and all Tax Returns that must be filed in connection with such Transfer Taxes ("Transfer Tax Returns") and provide copies of such Transfer Tax Returns to Buyer for its review and consent. Buyer shall file such Transfer Tax Returns and pay such Transfer Taxes shown as due thereon. Notwithstanding anything to the contrary contained in this Agreement, if Company shall fail to pay its share of the Transfer Taxes as of the Brokerage Closing, Buyer shall be entitled to withhold from the Estimated Cash Consideration an amount equal to the Transfer Taxes shown as due on such Transfer Tax Returns. Any subsequent reconciliation shall be made in connection with the Final Statement. Company and Buyer agree to use reasonable best efforts to obtain a sale for resale or other Tax exemption where available and otherwise to minimize the amount of Transfer Taxes payable in connection with the transactions contemplated by this Agreement. Buyer shall provide a resale certificate at Brokerage Closing or such other documents as may be reasonably requested by Company for the purpose of reducing any such Transfer Taxes.

                       (b) Tax Returns and Filings; Payment of Taxes. Company shall prepare all Tax Returns of Company and all Tax Returns attributable to the Brokerage Assets relating to any period ending prior to the Brokerage Closing Date. Company shall be responsible for paying all Taxes of the Company, and all Taxes attributable to the Brokerage Assets relating to any period or portion of any period ending prior to the Brokerage Closing Date. Buyer shall prepare all Tax Returns attributable to the Brokerage Assets relating to any period beginning after the Brokerage Closing Date. Buyer shall be responsible for paying all Taxes attributable to the Brokerage Assets relating to any period or portion of any period beginning after the Brokerage Closing Date.

                       (c) Tax Records. Buyer shall, at its own expense, preserve and keep the records in its possession or the possession of any Affiliate of Buyer relating to the preparation of any Tax Return including the Brokerage Assets for any Pre-Brokerage Closing Period and such records as Company may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return for a period of six years from the Brokerage Closing Date and shall make such records available to Company as may be reasonably required by Company. In the event Buyer wishes to destroy such records after that time, Buyer shall first give ninety (90) days prior written notice to Company and Company shall have the right at its option and expense, upon prior written notice given to Buyer within that ninety (90) day period, to take possession of the records within one hundred and eighty
(180) days after the date of such notice. Company shall, at its own expense, preserve and keep the records in its possession or the possession of an Affiliate of Company relating to the preparation of any Tax Return including the Brokerage Assets for any Post-Closing Period and such records as Buyer may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return for a period of six years from the Brokerage Closing Date and shall make such records available to Buyer as may be reasonably required by Buyer. In the event Company wishes to destroy such records after that time, Company shall first give ninety (90) days prior written notice to Buyer and Buyer shall have the right at its option and expense, upon prior written notice given to Company within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice. Company and Buyer shall make available to each other such records that are in their possession or in the possession of their Affiliates as the other may require for the preparation of any Tax Returns or other similar reports or forms required to be filed by such Person and such records as such Person may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form.

                       (d) Notwithstanding anything to the contrary contained in this Agreement, if Company fails to provide Buyer with the FIRPTA Certificate and Buyer elects to proceed with the Brokerage Closing, Buyer shall be entitled to withhold from the amount realized by Seller the amount required to be withheld pursuant to Section 1445 of the Code.

                  3.06 Mail Received After Brokerage Closing. On and after the Brokerage Closing Date, Buyer may receive and open all mail addressed to Seller or its Subsidiaries and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Brokerage Business, the Brokerage Assets or any of the Assumed Liabilities.

                  3.07 Books and Records. Seller shall transfer to Buyer, at the Brokerage Closing, originals of all Books and Records to the extent it is legally permitted to do so and copies of Books and Records that it is prohibited by law from transferring to Buyer. Buyer shall, after the Brokerage Closing provide to Seller copies of and access to all Books and Records, including originals to the extent required, as reasonably requested by Seller. Seller shall, after the Brokerage Closing provide to Buyer copies of and access to all Books and Records, including originals to the extent required, as reasonably requested by Buyer to Buyer.

                  3.08 Accounts Receivable. Accounts receivable of Seller which are Excluded Assets which are received by the Buyer shall be promptly turned over to Seller. Seller acknowledges that Buyer shall have no duty to make efforts to collect any such accounts receivable.

                  3.09 Schedules. The parties have agreed to execute and deliver this Agreement prior to the preparation, review and acceptance by each of them of certain Seller Disclosure Schedules. Promptly after such execution and delivery of this Agreement and in no case later than the 19th of December, 2002, Seller agrees to prepare such schedules and to deliver them to Buyer for its review. Buyer and Seller shall cooperate fully in connection with preparing such schedules. Such schedules shall be deemed part of this Agreement and incorporated herein only upon their written acceptance by Buyer. For the purpose of the rights and obligations of the parties hereunder, any such additional, supplemental or amended Seller Disclosure Schedules shall not be deemed to have been disclosed as of the date of this Agreement and shall not in any way affect the rights and remedies of Buyer in respect of the representations and warranties made by Seller on the date hereof.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Each of Seller Parent and Company represents and warrants to Buyer and Parent as follows:

                  4.01 Organization of Seller; Authority.

                       (a) Each of Seller Parent and Company is a bank duly organized, validly existing and in good standing under the Bank Act of Canada and Delaware, respectively, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Company is qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect.

                       (b) Each of Seller Parent and Company has all requisite corporate power and authority to enter into this Agreement, the Ancillary Agreements and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (including the Ancillary Agreements, collectively referred to herein as the "Seller Related Instruments") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Seller Related Instruments to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each of Seller Parent and Company and no other corporate proceedings on its part are necessary to authorize such execution, delivery and performance. This Agreement has been, and each of the Seller Related Instruments to which it is a party shall be, duly executed and delivered by each of Seller Parent and Company and constitute a valid and binding obligation of each of Seller Parent and Company, enforceable against such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  4.02 No Violation; Consents and Approvals.

                       (a) The execution and delivery of this Agreement and the Seller Related Instruments does not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof will not (i) violate or be in conflict with (A) any provision of the certificate of incorporation of Seller Parent or Company or by-laws of Seller Parent or Company (or equivalent documents) or (B) any Law applicable to Seller Parent, Company, the Brokerage Business or the Brokerage Assets or (ii) conflict in any material respect with, or result in any material violation of or constitute a material default (or an event or condition which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any Lien under, any Contract or other instrument or obligation, commitment, undertaking, arrangement or restriction of any kind or character to which Company is a party or by which Company may be bound or affected or to which any of the Brokerage Assets or the Brokerage Business may be subject.

                       (b) Except as set forth in Section 4.02(b) of the Seller Disclosure Schedule, and except for compliance with the HSR Act, no consent, approval, order or authorization of, or notice to, or registration, declaration or filing with, any Governmental Entity or any third party is required to be obtained or made by or with respect to Seller Parent or Company in connection with the execution and delivery of this Agreement or the Seller Related Instruments or the consummation by Seller Parent or Company of the transactions contemplated hereby or thereby or to enable Buyer after the Brokerage Closing to
(i) conduct the Brokerage Business in substantially the same manner in which it currently is operated by Company, (ii) transfer the Transferred Accounts to Buyer or (iii) continue to service the Transferred Accounts in the geographic areas and in a manner consistent with that in which the Transferred Accounts currently are serviced by Company.

                  4.03 Financial Statements.

                       (a) Section 4.03(a) of the Seller Disclosure Schedule sets forth an unaudited profit and loss statement of the Brokerage Business as of October 31, 2002, and an unaudited income statement of the Brokerage Business for the October 31, 2002 fiscal year period then ended (the "Financial Statements").

                       (b) Except as set forth on Section 4.03(b) of the Seller Disclosure Schedule, each of the Financial Statements are based on the accounting books and records of the Brokerage Business and, except as set forth in Section 4.03(b) of the Seller Disclosure Schedule, have been prepared in conformity with GAAP (subject to normal year end adjustments) applied on a consistent basis throughout the periods indicated, and fairly and accurately presents the financial condition of the Brokerage Business as of the dates thereof and the results of operations and cash flows of the Brokerage Business for the periods then ended.

                       (c) Aggregate revenues for the Brokerage Business for the month of November 2002 were $24,900,000.

                  4.04 Absence of Undisclosed Liabilities. Except for liabilities and obligations (i) reflected on the Financial Statements or (ii) incurred in the ordinary course of business consistent with past practice since the date of the Financial Statements, the Brokerage Business has not incurred any liabilities or obligations of whatsoever nature, direct or indirect, whether accrued, fixed, contingent or otherwise that would be required to be reflected or reserved against on a balance sheet of the Brokerage Business prepared in accordance with GAAP.

                  4.05 Absence of Certain Changes or Events. Since November 1, 2001, (i) the Brokerage Business has been operated only in the ordinary course consistent with past practice, (ii) through the date of this Agreement, there has been no event, change or development which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect, and (iii) Seller has not taken and has not caused its Subsidiaries to take any action which, if taken without the consent of Buyer after the execution and delivery of this Agreement, would constitute a breach or violation of Section 6.01.

                  4.06 Title to Assets.

                       (a) Company has good and valid title to all of the Brokerage Assets owned by it and valid leasehold interests in, or other rights to use, all of the Brokerage Assets not owned by Company. Except as set forth on
Section 4.06(a) of the Seller Disclosure Schedule, the Brokerage Assets are owned by Company free and clear of all Liens, other than (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (ii) liens for Taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings (for which adequate reserves have been made in the Financial Statements in accordance with GAAP) and (iii) other imperfections of title or encumbrances arising in the ordinary course of business, if any, which do not materially impair the use of the Brokerage Assets or the operation of the Brokerage Business as currently conducted (the mortgages, liens, security interests and encumbrances described in clauses (i), (ii) and (iii) above are collectively referred to herein as "Permitted Liens").

                       (b) Except for Company's lease of its branch offices (the "Offices") and New York Headquarters, or as set forth on Section 4.06(b) of the Seller Disclosure Schedule, Company does not own, have, lease or use any real property or interests in real property primarily in the Brokerage Business.

                       (c) The Instruments of Assignment, when duly executed and delivered by Seller to Buyer, and the delivery of the Brokerage Assets at the Brokerage Closing shall effectively vest in Buyer good and valid title to all of the Brokerage Assets owned by Company, subject only to Permitted Liens and Assumed Liabilities.

                  4.07 Intellectual Property.

                       (a) Section 4.07(a) of the Seller Disclosure Schedule sets forth with respect to the Brokerage Business, for the Intellectual Property owned by Seller or any Subsidiary, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) Internet domain registrations; and (iii) Software (other than readily available commercial software programs having an acquisition price of less than $5,000) which are owned, licensed, leased, by Seller or any Subsidiary, and any copyright registrations, copyright applications, and material unregistered copyrights, in each case describing which Software is owned, licensed, or leased, as the case may be; and (iv) all of Seller's U.S. Trademarks used with the Business and, to Seller's knowledge, the foreign marks used with the Business.

                       (b) Section 4.07(b) of the Seller Disclosure Schedule sets forth with respect to the Brokerage Business a complete and accurate list of all agreements (whether oral or written, and whether between Seller, Subsidiaries and third parties or inter-corporate) to which Seller or a Subsidiary is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available commercial software programs having an acquisition price of less than $5,000), or (ii) to the knowledge of Seller, restricting Seller's or any Subsidiaries' rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "Company License Agreements"). The Company License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such Company License Agreement. Neither Seller nor any of its Subsidiaries have licensed or sublicensed its rights in any Intellectual Property other than pursuant to the Company License Agreements. No royalties, honoraria or other fees are payable by Seller or any Subsidiary to any third parties for the use of or right to use any Intellectual Property except pursuant to the Company License Agreements.

                       (c) Except as set forth on Section 4.07(c) of the Seller Disclosure Schedule:

                           (i) Seller or a Subsidiary owns, or has a valid right
                  to use, free and clear of all Liens, all of the Intellectual Property.

                           (ii) The Intellectual Property owned by Seller or any
                  Subsidiary and, to the best of Seller's knowledge, any Intellectual Property used by Seller or any Subsidiary, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and, to the best of Seller's knowledge is valid and enforceable.

                           (iii) There is no pending or, to the best of Seller's
                  knowledge, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving the Intellectual Property owned by Seller or its Subsidiaries, or, to the best of Seller's knowledge, the Intellectual Property licensed to Seller or any Subsidiary, alleging that the activities or the conduct of Seller's or any Subsidiary's businesses infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging Seller or any Subsidiary's ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations other than the Company License Agreements which
                  (1) restrict Seller's or any Subsidiary's right to use any Intellectual Property, (2) restrict Seller's or any Subsidiary's businesses in order to accommodate a third party's intellectual property rights or (3) permit third parties to use any Intellectual Property owned or controlled by Seller or any Subsidiary.

                           (iv) The conduct of Seller's and any Subsidiary's
                  business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the best of Seller's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by Seller or any Subsidiary and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by Seller or any Subsidiary.

                           (v) Seller and each Subsidiary has taken reasonable
                  measures to protect the confidentiality of Trade Secrets. To the best of Seller's knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the best of Seller's knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

                           (vi) No current or former partner, director, officer,
                  or employee of Seller or any Subsidiary (or any of their respective predecessors in interest) shall, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by Seller or any Subsidiary.

                       (d) The consummation of the transaction contemplated hereby shall not result in the loss or impairment of Seller or any Subsidiary's right to own or use any of the Intellectual Property, nor shall it require the consent of any governmental authority or third party in respect of any such Intellectual Property. No consents are required in order for Buyer to assume the rights and obligations of Seller or the Subsidiaries under each Company License Agreement.

                       (e) To the knowledge of Seller, the Oppenheimer Name as used in the Business does not infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party and except as set forth in Section 4.07(e) of the Seller Disclosure Schedule, Seller has not licensed the Oppenheimer Name to any other party for the use provided for in, or in any manner in conflict with, the Name Assignment Agreement.

                  4.08 Litigation. Section 4.08 of the Seller Disclosure Schedule sets forth a complete and accurate list of any and all material claims, actions, suits, proceedings, investigations and inquiries ("Litigation") pending, asserted or, to Seller's knowledge, threatened during the one year period prior to the date hereof, against Company or any of its Affiliates with respect to the Brokerage Business or any of the Brokerage Assets or any Registered Representative of the Brokerage Business by or before any Governmental Entity, or by or on behalf of any third party. None of the Litigation set forth on such Schedule is reasonably likely to (i) result in material liability to Company, materially interfere with or inhibit the operation of the Brokerage Business or materially impair the value of the Brokerage Assets, (ii) have the effect of delaying, preventing, or making illegal the consummation of the transactions contemplated hereby or (iii) materially interfering with the ability of Buyer to operate the Brokerage Business after the Brokerage Closing as it is currently operated by Company.

                  4.09 Transferred Plans; Brokers; Client Assets.

                       (a) With respect to the Transferred Plans, Seller has previously made available to Buyer true and complete copies of the Plan documents (including all amendments thereto). Within ten (10) business days after the date hereof, the Seller shall provide, if any, a copy of most recent Transferred Plan Summary Plan Description; and if the Transferred Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any.

                       (b) Except as set forth on Section 4.09(b) of the Seller Disclosure Schedule, each of the Transferred Plans has been operated and administered in all material respects in accordance with its terms and with the requirements prescribed by any and all applicable Law, including ERISA and the Code, as applicable.

                       (c) Except as set forth on Section 4.09(c) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of Seller or any ERISA Affiliate to severance pay, unemployment compensation or any other similar payment or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

                       (d) As of the date hereof, the liability under the Seller's Wealth Plus Plan accrued to date for accounting purposes using a straight-line expense accounting method is approximately $38,000,000 and such amount exceeds the liability attributable to the Transferred Employees calculated as if such Transferred Employees terminated employment with Seller on the date hereof.

                       (e) Except as set forth on Section 4.09(e) of the Seller Disclosure Schedule, Seller has not entered into and does not currently maintain any employment agreements or other employment arrangements whether written, oral or otherwise with any Business Employee, and all of the Business Employees are "employees-at-will." Seller has received no notice or indication from, and has no reason to believe that, any of the Business Employees set forth in Section 3.04(a) of the Seller Disclosure Schedule shall (i) cease to be Businesses Employees at any point prior to the Brokerage Closing Date; or (ii) be unwilling or unable to become or otherwise restricted or prohibited from becoming a Transferred Employee as of the Brokerage Closing Date.

                       (f) Attached as Section 4.09(f) of the Seller Disclosure
Schedule is Company's commission payout schedule (the "Grid") and the algorithms and formulae used therein, that is used for the computation of compensation to brokers or other employees of Company both (i) as in effect since prior to November 30, 2002 and (ii) to be in effect during the period from January 2, 2003. Except as set forth in Section 4.09(f) of the Seller Disclosure Schedule, in the past fiscal year, all Business Employees who are brokers have been compensated in accordance with the Grid.

                       (g) Section 4.09(g) of the Seller Disclosure Schedule sets forth complete and accurate information regarding the number and locations of each of the Offices and the identity and 2002 annual production of brokers who are Business Employees in each Office.

                       (h) Section 4.09(h) of the Seller Disclosure Schedule sets forth (i) each Business Employee and the position held by such employee,
(ii) the identity of each "middle-market" institutional account of the Brokerage Business ("Middle Market Accounts") and the amount of assets under supervision as to each such Middle Market Account, (iii) dollar amount of client assets under supervision by Office, (iv) list of branch office designations that include the accounts to be transferred except for Excluded Accounts list in (v) below that are being assigned in the transfer to Buyer and (v) list of excluded client account numbers. All such information set forth in Section 4.09(h) of the Seller Disclosure Schedule is complete and accurate as of the relevant date. None of the brokers listed on Section 4.09(g) of the Seller Disclosure Schedule are prohibited, contractually or otherwise, from working for Buyer or its Affiliates after the Brokerage Closing Date.

                  4.10 Labor Matters.

                       (a) (i) No labor strike, dispute, slowdown, stoppage or lockout is pending, or to the knowledge of Seller, threatened against or affecting Seller and during the past five years there has not been any such action, (ii) Seller is not party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Seller, (iii) no employees of Seller are represented by any labor organization and Seller has no knowledge of any union organizing activities among the employees of Seller within the past five years, (iv) no material written personnel policies, rules or procedures are applicable to employees other than those listed on Section 4.10(a) of the Seller Disclosure Schedule, true and correct copies of which have been previously made available to Buyer,
(v) Seller is in compliance, in all material respects, with all requirements of Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and, to the knowledge of Seller, Seller is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other Applicable Laws, (vi) no unfair labor practice charge or complaint against Seller is pending or, to the knowledge of Seller, threatened before the National Labor Relations Board or any similar agency, (vii) no charge or complaint with respect to or relating to Seller is pending before, and Seller has not received any notice of intent to conduct an investigation from, the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (viii) Seller has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Seller and no such investigation is in progress and Seller has no knowledge of any other person investigating any such allegation that could reasonably be anticipated to result in significant liability, and (ix) no complaints, lawsuits or other proceedings are pending or, to the knowledge of Seller, threatened in any forum by or on behalf of any present or former employee of Seller, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

                       (b) Except as set forth in Section 4.10(b) of the Seller Disclosure Schedule, which shall be provided to Buyer on the Brokerage Closing Date, none of Seller's employees employed in the Brokerage Business or at sites constituting "a single site of employment" (as defined in the WARN Act or interpretive regulations) with the Brokerage Business, suffered an "employment loss" (as defined in the WARN Act) during the six-month period preceding the Brokerage Closing Date.

                  4.11 Certain Contracts and Arrangements.

                       (a) Section 4.11(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of all material agreements, contracts and commitments (and all amendments thereto) to which Company or any Affiliate of Company is a party relating primarily to, or necessary for the conduct of, the Brokerage Business or the Brokerage Assets or by which the Brokerage Business or the Brokerage Assets are bound or materially affected (the "Contracts"), including all of the following:

                           (i) employment agreements or severance agreements;

                           (ii) agreements relating to brokers, managers and
                  employees who are transferred to Buyer pursuant to this Agreement and the transactions contemplated herein, including, all compensation related plans, programs and arrangements;

                           (iii) advisory agreements relating to the Brokerage
                  Business (the standard form of which has been provided to Buyer);

                           (iv) Customer Agreements (the standard form of which
                  has been provided to Buyer);

                           (v) introducing broker agreements, marketing
                  agreements or similar agreements for the servicing of accounts;

                           (vi) Company License Agreements;

                           (vii) real estate leases and related sub-leases and
                  service agreements (excluding the lease with respect to the New York Headquarters); and

                           (viii) other material agreements, contracts, leases,
                  licenses, commitments or instruments to which Company or any of its Affiliates is a party, relating primarily to, or necessary for the conduct of the Brokerage Business.

                       (b) Each Contract is a legal, valid and binding obligation of Company and, to the knowledge of Seller, the other parties thereto, in full force and effect, enforceable against Company and, to the knowledge of Seller, such other parties, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and are validly assignable to Buyer without the consent of any other party, except as stated in Section 4.11(b) of the Seller Disclosure Schedule. None of Company or any of its Affiliates is, and to Seller's knowledge, no other party thereto is, in breach of or default under any Contract, nor does there exist, to Seller's knowledge, any basis for the assertion of any such breach or default by or against Company or any of its Affiliates. There have been no written threatened cancellations of, and there is no material pending dispute under, any Contract. The terms and enforceability of the Contracts shall not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                       (c) Except as set forth on Section 4.11(a) of the Seller Disclosure Schedule, there are (i) no Contracts necessary for Buyer to operate the Brokerage Business after the Brokerage Closing as it is currently operated by Company.

                       (d) None of Seller or any of its Affiliates is subject to any obligations, agreements, contracts, arrangements or covenants, that would, or required to obtain any consent, authorization, permit or waiver from any Governmental Entity or third party, the absence of which would, in any material respect, impede, restrict or prevent Buyer from operating the Brokerage Business after the Brokerage Closing as it is currently operated by Company.

                  4.12 Compliance with Laws; Licenses.

                       (a) The Business has been, and is being, operated by Company in compliance in all material respects with all applicable Laws, including Environmental Laws and Labor Laws ("Applicable Laws"). Section 4.12(a) of the Seller Disclosure Schedule sets forth a complete list of all Permits required in connection with the operation of the Brokerage Business and ownership of the Brokerage Assets under Applicable Laws. Seller possesses all such Permits, and is in compliance in all material respects with, all such Permits.

                       (b) All of Company's officers and employees who are required to be licensed or registered for the activities conducted by them are and at all times have been duly licensed or registered in each state or jurisdiction in which and with each Governmental Entity with whom such licensing or regulation is so required (such officers and employees are collectively, the "Registered Representatives"). To the knowledge of Seller, none of the Registered Representatives is or has been subject to any disciplinary or other regulatory compliance action or complaint by a regulator or customer.

                       (c) None of Company, Seller Parent, and to the knowledge of Seller, none of their Affiliates or their respective officers and employees has received any notification or communication from any Governmental Entity relating to, involving or applying to the Brokerage Business or the Brokerage Assets (i) asserting that any of them is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Entity enforces, or has otherwise engaged in any unlawful business practice, (ii) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange or Authorization, (iii) requiring any of them (including any of Company's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors of Company to adopt any resolution or policy), or (iv) restricting or disqualifying the activities of Company (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally).

                  4.13 Brokers. Except as set forth on Schedule 4.13 of the Seller Disclosure Schedule, no broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Seller or any of its respective directors, officers, employees, representatives or agents.

                  4.14 Assets Necessary to Business. The Brokerage Assets constitute all of the assets, properties, licenses and agreements which are being used on the date hereof in the Brokerage Business as conducted on the date hereof and include all assets, properties, licenses and agreements necessary for Buyer to operate the Brokerage Business after the Brokerage Closing as it is currently operated by Company except for the Excluded Assets.

                  4.15 Taxes. Except as set forth in Section 4.15 of the Seller Disclosure Schedule, all Tax Returns with respect to the Brokerage Business or the Brokerage Assets or income attributable therefrom that are required to be filed by the Company on or before the Closing Date have been or will be filed, the information provided on such Tax Returns is or will be complete and accurate in all material respects, and all Taxes shown to be due on such Tax Returns have been or will be paid in full, to the extent that a failure to file such Tax Returns or pay such Taxes, or an inaccuracy in such Tax Returns, could result in Buyer being liable for such Taxes or could give rise to a Lien on the Brokerage Assets.

                  4.16 Disclosure. No representation or warranty by Seller Parent or Company contained in this Agreement, and no statement contained in this Agreement, the Seller Related Instruments, the Financial Statements or the Seller Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, or necessary in order to fully and fairly provide the information required to be provided in any such document.

                  4.17 No Restraints. To the knowledge of Seller, there is no event or circumstance which is reasonably likely to result in an order of the Commission, any authority of any state or territory of the United States, or of the District of Columbia, primarily responsible for the regulation or registration of persons engaged in the securities business, the NYSE, the NASD or any court prohibiting or limiting the ability of Buyer to hire at least 90% of the retail brokers employed by Company on the date hereof.

                  4.18 Broker-Dealer Matters. Company is duly registered with the Commission as a broker-dealer under the Exchange Act, is a member in good standing of any SRO of which it is a member of and is in compliance with all of the rules, regulations, orders and requirements thereof and of the Commission. Company has not received any written communication or any oral communication from any Governmental Entity (1) asserting any non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Entity enforces or (2) threatening to revoke any license, franchise, seat on any exchange, permit or governmental authorization. Neither Company nor any of its Registered Representatives is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of, Company as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act.

                  4.19 Transferred Accounts.

                       (a) The Transferred Accounts have been created, maintained and serviced by Company in compliance in all material respects with all Applicable Laws of any applicable Governmental Entity.

                       (b) The transfer to Buyer of the Transferred Account Information pursuant to the terms of this Agreement will not violate, in any material respect any privacy right or other personal rights of any customer, prospective customer or other person.

                       (c) There are no pending complaints or, to the best of Seller's knowledge, threatened or other controversies regarding any Transferred Account, that could reasonably be expected to result in a complaint, from or relating to any Transferred Account, except those set forth in Section 4.19(c) of the Seller Disclosure Schedule.

                       (d) Attached to Section 4.19(d) of the Seller Disclosure
Schedule is (i) a true and correct copy of the form of customer agreement (except for cash accounts which have no customer agreements) that Company has entered into with each customer with respect to a Transferred Account (each such agreement being referred to herein as a "Customer Agreement") and (ii) a copy of each customer account contract or agreement set forth as an "exception" pursuant to the immediately following sentence of this Section 4.19(d). Except as set forth on Section 4.19(d) of the Seller Disclosure Schedule, in respect of the Transferred Accounts, Company has not entered into any contract or agreement with any customer, nor is it rendering services to any customer, other than pursuant to a Customer Agreement. Each Customer Agreement is a legal, valid and binding obligation of Company and, to the knowledge of Seller, the other parties thereto, in full force and effect, enforceable against Company and, to the knowledge of Seller, such other parties, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and are validly assignable to Buyer without the consent of any other party, except as stated in Section 4.19(d) of the Seller Disclosure Schedule.

                  4.20 Fees; Pricing; Service Charges. Set forth in Section 4.20 of the Seller Disclosure Schedule, are the fees, interest rates and service charges that were implemented by Company as of July 2002.

                  4.21 Transferred Account Information. The Transferred Account Information, all of which has been or shall be made available to Buyer prior to or at the Brokerage Closing, is current, complete and correct in all material respects (other than with respect to financial information, which is complete and correct in all respects) and has been maintained on a consistent basis. At the Brokerage Closing, all of such Transferred Account Information will be in the possession of Buyer. The transfer to Buyer of the Transferred Account Information pursuant to the terms of this Agreement does not violate any privacy right or other personal rights of any customer, prospective customer or other person.

                  4.22 Securities Ownership. Seller does not, directly or indirectly, for its or any of its Affiliates' proprietary ownership, own or otherwise have control of or over any voting or non-voting security or direct or indirect rights or options to acquire any voting or non-voting security of Parent or Buyer.

                  4.23 Investment Purpose. Company (or its designee as the case may be) is acquiring, as principal for its own account, the First Exchangeable Debenture and the Interim Debenture for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

                  4.24 Broker Loans. With respect to the Broker Loans and the Assigned Interests (as defined in the Loan Assignment Agreement), Seller represents and warrants to Buyer as of the date hereof or such other date provided below that:

                       (a) Seller is the sole and legal and beneficial owner of and has good title to each Broker Loan free and clear of any Lien except as set forth on Section 4.24(a) of the Seller Disclosure Schedule. Each Broker Loan is not subject to any prior sale, transfer, assignment or participation by Seller or any agreement to assign, convey, transfer or participate, in whole or in part, by Seller as of the date hereof except as set forth on Section 4.24(a) of the Seller Disclosure Schedule. No effective financing statements or other similar instruments similar in effect covering any Broker Loan are on file in any recording office as of the date hereof except as set forth on Section 4.24(a) of the Seller Disclosure Schedule. Seller shall transfer its legal interest in and title to each Broker Loan to Buyer free and clear of any Lien as of the relevant assignment date except as set forth on Section 4.24(a) of the Seller Disclosure Schedule, and upon completion of such transfer and assignment, Buyer shall have good title to each Broker Loan, free and clear of any Lien.

                       (b) No proceedings are (A) pending against Seller or any predecessor-in-title that is an Affiliate of Seller or (B) to the best of Seller's knowledge, threatened against Seller or any predecessor-in-title that is an Affiliate of Seller before any relevant Governmental Entity that, in the aggregate, will materially and adversely affect any action taken or to be taken by Seller under this Agreement or the Loan Assignment Agreement.

                       (c) The principal amounts of the Broker Loans outstanding and any unfunded commitment to make further Broker Loans (the "Commitments") are accurately stated as set forth on Section 4.24(c) of the Seller Disclosure Schedule.

                       (d) Except for the Commitments, if any, there is no funding obligation of any kind (whether fixed, contingent, conditional, or otherwise) in respect of any Broker Loan that Buyer is or shall be required to pay or otherwise perform that Seller has not paid or otherwise performed in full. The Commitments if any, are accurately stated as set forth on Section 4.24(c) of the Seller Disclosure Schedule.

                       (e) Seller and each predecessor-in-title that is an Affiliate of Seller has performed, and has complied with, all obligations required to be performed or complied with by it under the loan documents relating to the Brokers Loans (collectively, the "Loan Documents"), which such Loan Documents are listed in their entirety as set forth on Section 4.24(e) of the Seller Disclosure Schedule and neither Seller nor any broker is in breach of any provisions of such Loan Documents.

                       (f) The sale of the Broker Loans by Seller to Buyer on the date hereof and the assignment of the Assigned Interest by Seller to Buyer will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the related Loan Documents.

                       (g) Seller has provided to Buyer true, correct and complete copies of each Loan Document and any non-Affiliate predecessor-in-title documents.

                       (h) Seller has not given its consent to change, nor has it waived, any term or provision of any Loan Document including, without limitation, with respect to the amount or time of any payment of principal or the rate or time of any payment of interest.

                       (i) Except as set forth on Section 4.24(i) of the Seller Disclosure Schedule, Seller has not effected or received the benefit of any set-off against a broker or any Obligor on account of the related Assigned Interest.

                       (j) Except as set forth on Section 4.24(j) of the Seller Disclosure Schedule, neither Seller nor any predecessor-in-title that is an Affiliate of Seller has received any written notice that (A) any payment or other transfer made to or for the account of Seller from or on account of any Obligor under the Assigned Interests is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer or (B) the Assigned Interests, or any portion of them, are void, voidable, unenforceable or subject to any impairment.

                       (k) Neither Seller nor any predecessor-in-title that is an Affiliate of Seller is a party to or bound by or has actual knowledge of any document, instrument or agreement (other than the Loan Documents) with respect to the Assigned Interests that could materially and adversely affect the Assigned Interests or Buyer's rights and remedies under this Agreement.

                       (l) Each Broker Loan (A) is denominated and payable only in United States dollars, (B) was not made principally for the purpose of financing the purchase of real property, (C) is not an operating lease, (D) has not been subordinated or rescinded and (E) was created in compliance with and does not contravene in any material respect any applicable law.

                       (m) Each Broker Loan, together with the related Loan Documents and any note or other document that evidences any Broker Loan, shall at all times be the legal, valid and binding payment obligation of the related Obligor, enforceable against the related Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principals of equity (whether considered in a suit at law or in equity).

                       (n) In respect of any Broker Loan evidenced by a note or notes for which the related note or notes are missing, (A) none of the related Loan Documents require presentation of the note or notes as a condition to the collection of payment of the loan and (B) the right to payment of the Broker Loan is otherwise evidenced by the related Loan Documents (other than by the note or notes).

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         Each of Parent and Buyer hereby represents and warrants to Seller Parent and Company as follows:

                  5.01 Organization; Authority.

                       (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to enter into this Agreement and any instruments and agreements contemplated herein required to be executed and delivered pursuant to this Agreement to which it is a party (including the Ancillary Agreements, which are collectively referred to herein as the "Buyer Related Instruments") and to consummate the transactions contemplated hereby and thereby. Parent is a corporation duly organized and valid by subsisting under the laws of the province of Ontario, and has all requisite power and authority to enter into this Agreement, the Buyer Related Instruments, as applicable, and to consummate the transactions contemplated hereby and thereby, except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on Buyer and Parent, taken as a whole. The execution, delivery and performance of this Agreement and Buyer Related Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Buyer. This Agreement has been, and each of Buyer Related Instruments shall be, duly executed and delivered by each of Parent and Buyer, as applicable, and constitutes a valid and binding obligation of each of Parent and Buyer, enforceable against Parent and Buyer, as the case may be, in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                       (b) In addition, the Debentures at the Brokerage Closing Date, will have been duly executed by Issuer and, when issued and delivered in respect of the consideration therefore as provided in this Agreement, will constitute valid and binding obligations of Issuer, enforceable against Issuer in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  5.02 No Violation; Consents and Approvals. The execution and delivery of this Agreement and Buyer Related Instruments do not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof will not violate or be in conflict with, (a) any provision of the charter or by-laws of Parent or Buyer (or equivalent documents), (b) any material Law applicable to Parent or Buyer or the property or assets of Parent or Buyer or (c) in any material respect, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Parent or Buyer is a party or by which Parent or Buyer may be bound or affected or to which any of their respective assets may be subject. Except for the requirements of the HSR Act, the registration and filing requirements set forth in the Registration Rights Agreement, state or provincial securities or blue sky laws requirements in connection with the sale of the Debentures and as set forth in Section 5.02 of the Buyer Disclosure Schedule, no consent, approval, order or authorization of, or notice to, or registration, declaration or filing with, any Governmental Entity or any third party is required to be obtained or made by or with respect to Parent or Buyer in connection with the execution and delivery of this Agreement or Buyer Related Instruments or the consummation by Parent or Buyer, as the case may be, of the transactions contemplated hereby or thereby.

                  5.03 Litigation. Except as set forth in Section 5.03 of the Buyer Disclosure Schedule, there is no material claim, action, suit, proceeding, investigation or inquiry pending, asserted or, to Buyer's knowledge, threatened during the one year period prior to the date hereof, against Buyer or Parent by or before any Governmental Entity, or by or on behalf of any third party, which challenges the validity of this Agreement or any Buyer Related Instrument or which, if adversely determined, would adversely affect the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement or any Buyer Related Instrument.

                  5.04 Brokers. No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Parent or Buyer or any of their respective directors, officers, employees, representatives or agents.

                  5.05 Commission Filings. As of its filing date, each Parent Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act. As of its filing date, each Parent Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not false or misleading.

                  5.06 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in this Section
5.06 (collectively, the "Parent Financial Statements") present fairly the financial position of Parent and its subsidiaries as of the dates thereof and their results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements), in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

                  5.07 Capitalization. As of the date of this Agreement, Parent's authorized capital stock consists of (i) an unlimited number of authorized Class A Non-Voting Shares, of which 12,377,857 shares are issued and outstanding, (ii) 99,680 authorized Class B Voting Shares, of which 99,680 shares are issued and outstanding and (iii) an unlimited number of First Preference Shares issuable in series, of which no shares are issued or outstanding. All such issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable.

                  5.08 Absence of Undisclosed Liabilities. Except for liabilities and obligations (i) reflected on the Parent Financial Statements or
(ii) incurred in the ordinary course of business consistent with past practice since the date of the Parent Financial Statements, neither Buyer nor Parent has incurred any liabilities or obligations of whatever nature, direct or indirect, whether accrued, fixed, contingent or otherwise that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP.

                  5.09 Non-Contravention. The execution, delivery and performance by Buyer and Parent of this Agreement, and by Issuer of and the Debentures will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of Buyer, Parent or Issuer under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which Buyer, Parent or Issuer are bound or by which any of its prospective properties may be bound or affected, which would affect the validity of the Debentures or the legal authority of the Issuer to materially comply with the terms of the Debentures or of Buyer and Parent to materially comply with the terms of this Agreement, or (ii) violate any provision of any statute or other rule or regulation of any Governmental Entity applicable to the Issuer which would affect the validity of the Debentures or the legal authority of the Issuer to materially comply with the terms of the Debentures.

                  5.10 Disclosure. No representation or warranty by Buyer, Parent or Issuer contained in this Agreement, and no statement contained in this Agreement (the Buyer Related Instruments and the Parent Financial Statements), list, certificate or other writing furnished or to be furnished by or on behalf of Buyer, Parent or Issuer to Seller or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, or necessary in order to fully and fairly provide the information required to be provided in any such document.

                  5.11 Private Offering. Neither Issuer nor anyone acting on its behalf has offered the Debentures or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than Seller. Neither Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Debentures to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

5.12 Parent Shares. Upon execution and delivery of the Debentures at Closing, all Class A Shares that are deliverable upon exchange of the Exchangeable Debentures shall be duly authorized and reserved for issuance and such Class A Shares shall be validly issued, fully paid and non-assessable Class A Shares of Parent. As of the date of this Agreement, the Class A Shares issuable upon exchange of the Exchangeable Debentures represent 23.5% of the outstanding common shares of Parent on a fully diluted basis as calculated from the Parent's financial statements as at September 30, 2002.

                                   ARTICLE VI
                            COVENANTS OF THE PARTIES

                  6.01 Conduct of the Brokerage Business. Except as and to the extent expressly permitted by this Agreement, during the period from the date of this Agreement up to the Brokerage Closing Date, Seller shall and shall cause its Subsidiaries, as applicable, to (i) conduct the Brokerage Business in the ordinary course consistent with past practice, (ii) use its reasonable best efforts to preserve its current relationships with its brokers, clients, customers, suppliers and others having business dealings with it and (iii) pay Taxes related to the Brokerage Business as they become due and payable. Without limiting the generality of the foregoing, except as and to the extent set forth in Section 6.01 of the Seller Disclosure Schedule, during the period from the date of this Agreement through the Brokerage Closing Date, without the prior written consent of Buyer, with respect to the Brokerage Business or any of the Brokerage Assets, Seller shall not and shall cause its Subsidiaries, as applicable, not to:

                       (a) pay any bonus or increase, decrease or otherwise modify the rate of compensation of, or pay or agree to pay, or withdrawal or reduce, any benefit to, any Transferred Employee;

                       (b) amend, change or modify the Grid or pay or agree to pay any Registered Representative on any basis not in accordance with the Grid;

                       (c) forgive any Broker Loans, except pursuant to the terms of such Broker Loans as in effect on the date of this Agreement;

                       (d) enter into, adopt, amend or otherwise modify any Plan that would apply to any Transferred Employee;

                       (e) enter into any collective bargaining agreement or other labor agreement;

                       (f) sell, lease, transfer or otherwise dispose of any Brokerage Asset, other than in the ordinary course of business consistent with past practice;

                       (g) grant or permit the imposition of any Lien on the Brokerage Assets, except for Permitted Liens;

                       (h) modify, amend, renew or terminate any of the Assumed Contracts, or enter into any other contract, agreement or commitment which would be required to be listed in Section 4.11(a) of the Seller Disclosure Schedule;

                       (i) fail to maintain the accounts of the Brokerage Business and Books and Records in the usual, regular and ordinary manner on a basis consistently applied;

                       (j) sell, transfer, license, encumber or otherwise dispose of, or compromise or permit the lapse of the right to use, any of the Trademarks or Intellectual Property;

                       (k) make any change in the pricing, fees, interest rates or service charges payable by any customer with respect to any Transferred Account or institute new pricing, fees, interest rates or service charges payable by any such customer or otherwise alter the terms of any Customer Agreement relating to any Transferred Account other than in the ordinary cause of business and consistent with past practices;

                       (l) except as required by applicable Law, with respect to any Transferred Account, (i) implement or adopt any change in its risk management or margin policies, procedures or practices or (ii) make any change in the process of approving and opening new Customer Accounts, including establishing credit parameters;

                       (m) cancel any debt or waive any claim or right of substantial value;

                       (n) take any action that would, or could reasonably be expected to, cause Seller or its Subsidiaries to be in breach of any representation, warranty, covenant or agreement contained in this Agreement or in any of the Ancillary Agreements; and (o) agree, whether in writing or otherwise, to do any of the foregoing.

                  6.02 Access to Information; Confidentiality.

                       (a) During the period from the date of this Agreement up to the Brokerage Closing Date, each of Seller and Buyer shall give the other and its authorized representatives reasonable access, during regular business hours and upon reasonable notice, to examine and make copies of, all books and records as they may reasonably request.

                       (b) Following the Brokerage Closing, Buyer shall permit Seller and its authorized representatives, and Seller shall permit Buyer and its authorized representatives, during regular business hours and upon reasonable notice, to have reasonable access to, and examine and make copies of, all books and records of the Brokerage Business, including as applicable, the Books and Records, the books of original entry of Seller and agreements that are necessary to support the account, which relate, (i) to transactions or events occurring prior to the Brokerage Closing, (ii) events occurring subsequent to the Brokerage Closing which are related to or arise out of transactions or events occurring prior to the Brokerage Closing or (iii) the liability of Buyer, Parent or Seller to provide indemnification pursuant to Article X.

                       (c) Any information received by either Buyer or Seller pursuant to this Agreement shall be held in confidence in accordance with and subject to the terms of the Confidentiality Agreement dated as of July 16, 2002 (the "Confidentiality Agreement"); provided, that, not withstanding the foregoing Seller shall not share any such information with any of its financial advisors that are competitors to Buyer or its Affiliates.

                  6.03 Reasonable Best Efforts.

                       (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate the transactions contemplated by this Agreement at the earliest practicable date.

                       (b) Without limiting the generality of Section 6.03(a), each of the parties hereto shall in good faith, use its reasonable best efforts to promptly finalize and enter into, as of the Brokerage Closing Date, definitive agreements with respect to the Asset Management Acquisition, Conversion Memorandum of Understanding, Sublease, IT Services Agreement, IT Transfers Agreement and Transition Services Agreement, all such agreements substantially in accordance with the terms and conditions generally set forth in the respective term sheets attached as exhibits or schedules, if applicable, to this Agreement.

                  6.04 Consents.

                       (a) Without limiting the generality of Section 6.03, each of the parties hereto shall use its reasonable best efforts to obtain all licenses, permits, authorizations, consents and approvals of all third parties and Governmental Entities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Brokerage Closing. Notwithstanding the foregoing, Buyer shall have no obligation to pay any fee to any third party for the purpose of obtaining any consent or approval or any costs and expenses of any third party resulting from the process of obtaining such consent or approval. Each of the parties hereto shall make or cause to be made all filings and submissions under laws and regulations applicable to it (and pay any requisite filing fees in connection therewith) as may be required for the consummation of the transactions contemplated by this Agreement. Buyer and Seller shall coordinate and cooperate with each other in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.

                       (b) Without limiting the generality of Section 6.04(a), Seller shall use its reasonable best efforts to promptly undertake and make available the necessary personnel to obtain the written third party consent, approval or authorization required in connection with the transfer of Seller to Buyer of any Intellectual Property (including without limitation the Intellectual Property set forth in Section 4.02(b) of the Seller Disclosure Schedule). In the event that, after a reasonable period of time, Seller has failed to obtain any such consent, approval or authorization, Buyer may request that Seller explain to Buyer the steps it has taken to date, and Buyer may request that Seller undertake additional, specified, reasonable steps.

                  6.05 HSR Act. Seller and Buyer agree to use reasonable best efforts to effect all necessary registrations and filings including, but not limited to, submitting notifications required by the HSR Act, including therein a request for early termination of the waiting period under the HSR Act, and providing information requested by authorities. Seller and Buyer each agree to make, or to cause to be made, an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transfer by Seller to Buyer of the Brokerage Assets within two (2) business days after the date of this Agreement and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Each party to this Agreement shall coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as such other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act.

                  6.06 Regulatory Matters.

                       (a) Buyer and Seller shall use their reasonable best efforts to consummate the transactions contemplated hereby. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation,
(i) cooperating with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, statute, rule or regulation including the NASD, NYSE and other stock exchange rules, (ii) using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Entity or other Persons (as are necessary for the consummation of the transactions contemplated hereby), (iii) making on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby, including but not limited to all Regulatory Documents, (iv) defending all Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining Order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) executing and delivering such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each party shall promptly advise the other party of any developments with respect to the foregoing matters.

                       (b) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer or Seller to any Governmental Entity in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

                       (c) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed or that the transactions contemplated hereby will become subject to additional conditions imposed by such Governmental Entity.

                       (d) Each party to this Agreement shall provide to the other party, as promptly as practicable after the filing or receipt thereof (unless a different time period shall otherwise be specified herein), a copy of all applications, notices, petitions, filings documents and notices referred to in this Section 6.06.

                  6.07 Discharge of Liens; Payment of Certain Obligations. Seller shall cause all Liens (other than Permitted Liens) on any Brokerage Asset to be terminated or otherwise discharged prior to the Brokerage Closing.

                  6.08 Proper Withholding. Company shall comply with all Applicable Laws relating to the payment and withholding of all Taxes, including Taxes imposed in respect of payments made pursuant to this Agreement.

                  6.09 Public Announcements. Seller and Buyer shall not (i) issue any report, statement or press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby and, (ii) issue any report, statement or otherwise inform any business or managers of Seller, without prior consultation with and approval of the other party, except as may be required by law or may be necessary in order to discharge its disclosure obligations, in which case such party nevertheless shall advise the other party and discuss the contents of the disclosure before issuing any such report, statement or press release.

                  6.10 Securities. From the date of this Agreement until the Brokerage Closing Date, Seller shall not, and shall cause each of its Affiliates not to, directly or indirectly, purchase or otherwise acquire, agree to acquire or offer to acquire any voting or non-voting security or direct or indirect rights or options to acquire any voting or non-voting security of Parent or Buyer.

                  6.11 New York Headquarters Assets. On or after the Brokerage Closing Date, Buyer shall be responsible for moving to a location of its choice those Brokerage Assets that are located in the New York Headquarters.

                  6.12 Tax Information Reporting. Company shall, for the period from January 1, 2002 through the Brokerage Closing Date, provide customers of the Brokerage Business with all applicable forms required for Tax information reporting purposes (such as Forms 1099, 945, 1042 and 1042-S) with respect to the accounts of such customers and Buyer shall, for the period on or after the Brokerage Closing Date, provide such customers with such forms.

                  6.13 Pending Tax Claims. Company shall, at least five (5) business days prior to the Brokerage Closing Date, inform Buyer whether there are any pending claims that have been asserted or proposed by any Tax authority of a jurisdiction where Company does not file Tax Returns with respect to the Brokerage Business to the effect that Company is or may have been subject to taxation by that jurisdiction based solely on the operation of the Brokerage Business.

                  6.14 Reservation of Stock. Parent shall at all times reserve and keep available, solely for issuance and delivery upon exchange of the Exchangeable Debentures, the number of Class A Shares from time to time issuable upon exchange of all Exchangeable Debentures at the time outstanding.

                  6.15 Litigation Cooperation. In connection with Seller's retention of all pre-closing Litigation pursuant to this Agreement, Buyer agrees to respond to all reasonable requests by Seller and reasonably cooperate with Seller in connection with the defense and resolution of the Litigation, including (a) providing Seller with reasonable access at reasonable hours to all Books and Records and personnel, including the Transferred Employees, (b) permitting employees and personnel, including the Transferred Employees, to respond to reasonable requests for interviews, depositions, testimony, interrogatories and other information in connection with such litigation and claims and any proceedings in connection therewith; in each case, provided access and such responses shall not disrupt Buyer's business activities or prevent Transferred Employees from performing their duties. Seller's defense of the Litigation and Buyer's cooperation therewith shall have no effect on the provisions of Section 10.07.

                  6.16 Resolution of Excluded Accounts. Seller agrees, if requested by Buyer to use its reasonable best efforts to resolve any impediments with respect to any Excluded Account so as to enable such account to become a Transferred Account.

                  6.17 Seller Officer's Certificate.

                       (a) (i) At the Brokerage Closing, Seller shall deliver an officer's certificate, signed by the chief executive officer or president of Seller, certifying, to the best of such officer's knowledge after due inquiry, that (i) the Fundamental Representation is true, complete and correct in all respects (subject to any exceptions contained therein) as of the date when made and at and as of the Brokerage Closing Date, as though such Fundamental Representation was made at and as of the Brokerage Closing Date, except that such representation shall be true, complete and correct only as of the date referred to therein and (ii) all representations and warranties of Seller in this Agreement other than the Fundamental Representation are true, complete and correct in all respects, as of the date when made and at and as of the Brokerage Closing Date, as though such representations and warranties were made at and as of the Brokerage Closing Date, except that representations and warranties that by their terms speak as of the date of this Agreement or as of another specified date shall be true, complete and correct only as of such date;

                       (b) if the officer's certificate called for in subsection
(a)(i) above discloses exceptions to the Fundamental Representation, and the matters disclosed in such exceptions could reasonably be expected to result in a reduction in aggregate revenues set forth on the Fundamental Schedule (the "Estimated Revenue Loss") in an aggregate amount:

                           (i) less than 10% of the aggregate revenues set forth
                  on the Fundamental Schedule, then Buyer and Parent shall be entitled to make a Seller Claim for indemnification under
                  Article X for the full amount determined in accordance with this Section 6.17(b)(i) and receive the expense reimbursement set forth in subsection (e) below;

                           (ii) equal to or greater than 10% of the aggregate
                  revenues set forth on the Fundamental Schedule (such percentage, to the extent in excess of 10%, being referred to as the "Excess Percentage"), then (A) the principal amount of the Zero Coupon Note to be issued at the Brokerage Closing shall be reduced by an amount equal to the product of (x) the original outstanding principal amount of the Zero Coupon Note and (y) the Excess Percentage and (B) Buyer and Parent shall be entitled to make a Seller Claim for indemnification under
                  Article X for the full amount in accordance with this Section 6.17(b)(ii) including the amount not reimbursed pursuant to the offset in this paragraph and receive the expense reimbursement set forth in subsection (e) below.

                       (c) if the officer's certificate called for in subsection
(a) above discloses exceptions to the representations and warranties (other than the Fundamental Representation), Buyer and Parent shall be entitled to make a Seller Claim for indemnification under Article X and receive the expense reimbursement set forth in subsection (e) below.

                       (d) Any dispute as to the Estimated Revenue Loss shall be resolved by the Independent Accounting Firm; the determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final. Seller shall be responsible for all expenses relating to the engagement of the Independent Accounting Firm.

                       (e) Notwithstanding anything to the contrary set forth in this Agreement, including Article X, the parties agree and acknowledge that, with respect to any Seller Claim arising out of this Section 6.17, Seller shall pay all of Buyer's and any other Buyer Indemnitees' aggregate legal fees, costs and other expenses arising as a result of, incurred in connection with or related to such Seller Claim, to the extent such Seller Claim is not finally adjudicated against Buyer.

                  6.18 Excess Wealth Plus Payments. Buyer shall apply all Excess Wealth Plus Payments to the payment of the Zero Coupon Notes immediately, and in any event, within five (5) business days, after receipt or realization thereof upon the departure of a Transferred Employee subject to the Wealth Plus Plan.

                                  ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF SELLER

                  7.01 Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Brokerage Closing of each of the following conditions (any or all of which may be waived in whole or in part by Seller):

                       (a) Performance. Parent and Buyer shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Parent or Buyer, as the case may be, at or prior to the Brokerage Closing.

                       (b) No Violation of Orders, Injunction or Regulatory Actions. No preliminary or permanent injunction or other order issued by any Governmental Entity, no statute, rule or regulation, promulgated or enacted by any Governmental Entity and no judgment, order, injunction or decree issued by a court of competent jurisdiction that prevents, restrains or prohibits the consummation of the transactions contemplated by this Agreement shall be in effect. No actions, suits, claims, proceedings, investigations or inquiries shall have been commenced (and not have been dismissed) by or on behalf of any Governmental Entity.

                       (c) NYSE and TSX Approval. The NYSE and the TSX shall have approved the transactions contemplated by this Agreement.

                       (d) HSR Act Waiting Periods. Any waiting period (or an extension thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or shall have been terminated.

                       (e) Governmental Approvals. All consents and approvals of any Governmental Entity required to consummate the transactions contemplated hereby shall have been obtained, except where the failure to obtain any such consent or approval would not materially impair the ability of Seller to transfer the Brokerage Assets to Buyer.

                       (f) Documents. Seller shall have received the Buyer Related Instruments duly executed by each party thereto (other than Seller and its Affiliates).

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF BUYER

                  8.01 Conditions. The obligations of Buyer and Parent to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Brokerage Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer or Parent):

                       (a) Performance. Seller and its Subsidiaries, as applicable, shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Seller or its Subsidiaries, as the case may be, at or prior to the Brokerage Closing.

                       (b) No Violation of Orders, Injunction or Governmental Entity. No preliminary or permanent injunction or other order issued by any Governmental Entity, no statute, rule or regulation, promulgated or enacted by any Governmental Entity and no judgment, order, injunction or decree issued by a court of competent jurisdiction that prevents, restrains or prohibits the consummation of the transactions contemplated by this Agreement shall be in effect. No actions, suits, claims, proceedings, investigations or inquiries shall have been commenced (and not have been dismissed) by or on behalf of any Governmental Entity.

                       (c) NYSE and TSX Approval. The NYSE and the TSX shall have approved the transactions contemplated by this Agreement.

                       (d) HSR Act Waiting Periods. Any waiting period (or an extension thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or shall have been terminated.

                       (e) Governmental Approvals. All consents and approvals of any Governmental Entity required to consummate the transactions contemplated hereby shall have been obtained, except where the failure to obtain any such consent or approval would not materially impair the ability of Parent or Buyer to perform their obligations under the Agreement or to operate the Brokerage Business after the Brokerage Closing Date as currently conducted by Company.

                       (f) Documents. Buyer shall have received Seller Related Instruments, in each case, duly executed by each party thereto (other than Buyer or Parent).

                       (g) Consents and Approvals. All material licenses, Permits, consents, approvals, estoppels and authorizations of all third parties shall have been obtained which are necessary, in the reasonable opinion of Buyer, in connection with (a) the execution and delivery by Seller of the Agreement and Seller Related Instruments, (b) the consummation by Seller of the transactions contemplated hereby and thereby and the compliance by Seller with its obligations hereunder and thereunder, (c) the ownership or operation by Buyer of the Brokerage Business or the Brokerage Assets or (d) the conduct by Buyer of the Brokerage Business after the Brokerage Closing substantially as operated by the Company prior to the date hereof.

                       (h) Loan Agreement. The transactions contemplated by the Loan Agreement shall have closed.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

                  9.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Brokerage Closing:

                       (a) by mutual written agreement of Buyer and Seller; and

                       (b) at any time after March 31, 2003, by either Buyer or Seller, if the Brokerage Closing shall not have occurred for any reason, other than a breach of this Agreement by the terminating party.

                  9.02 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.01(b), written notice thereof shall forthwith be given by the party so terminating to the other parties, and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by Seller or Buyer. The obligations provided for in this Section 9.02 and Section 10.01 and the confidentiality provision contained in Section 6.02 shall survive any termination of this Agreement.

                  9.03 Other Remedies. In no event shall termination of this Agreement limit or restrict the rights and remedies of any party hereto against any other party which has breached the terms of this Agreement prior to termination hereof.

                  9.04 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure of a party to comply with any term or provision of this Agreement may be waived by the other parties at any time by an instrument in writing signed by or on behalf of such other parties, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                                   ARTICLE X
         FEES AND EXPENSES: SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

                  10.01 Fees and Expenses. Whether or not the transactions contemplated hereby are consummated pursuant hereto, Seller, on the one hand, and Buyer on the other hand, shall pay all fees and expenses incurred by such person or on such person's behalf in connection with or in anticipation of this Agreement and the consummation of the transactions contemplated hereby.

                  10.02 Survival of Representations. The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Brokerage Closing for three years regardless of any investigation made by or on behalf of any party hereto; provided, that, the representations made in Sections 4.01, 4.02, 4.06, 4.09(g), 4.14, 4.15, 5.01 and
5.02 shall survive indefinitely.

                  10.03 Seller's Agreement to Indemnify. Upon the terms and subject to the conditions of this Article X, Seller Parent and Company agree, jointly and severally, to indemnify, defend and hold harmless Parent, Buyer and their respective directors, officers, employees, representatives and Affiliates (collectively, "Buyer Indemnitees"), at any time and from time to time after the Brokerage Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by Buyer Indemnitees, directly or indirectly, by reason of or resulting from: (a) liabilities, obligations or claims of or against Seller Parent, Company or any of their Affiliates or relating to the Brokerage Business or the Brokerage Assets (whether absolute, accrued, contingent or otherwise) existing as of the Brokerage Closing Date or arising out of facts, conditions or circumstances occurring prior to the Brokerage Closing Date, whether or not such liabilities, obligations or claims were known or disclosed at the time of the Brokerage Closing (other than the Assumed Liabilities); (b) breach of any representation or warranty of Seller Parent or Company contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (disregarding for this purpose all qualifications therein with respect to knowledge, materiality or Material Adverse Effect); (c) breach of any covenant or agreement of Seller Parent or Company contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach; (d) any of the Excluded Assets; (e) any of the Excluded Liabilities; (f) any failure by Seller to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; or (g) any liabilities, obligations or claims of against Buyer or any of its Affiliates, or any of their officers, directors or employees relating to actions taken by Buyer or any of its Affiliates pursuant to Section 2.10 (the items referred to in clauses (a) through (g) being collectively referred to herein as the "Seller Claims"); provided, however, that Seller Parent and Company shall have no obligation to indemnify the Buyer Indemnitees for any Seller Claims (other than pursuant to Section 6.17) until the Buyer Indemnitees have suffered Damages in excess of $1,000,000 in the aggregate with all other Seller Claims at which point Seller Parent and Company shall be obligated to indemnify the Buyer Indemnitees for all Damages which exceed $1,000,000. In satisfaction of any indemnity obligations to Parent, Buyer or any of their direct or indirect subsidiaries, Seller may, in its discretion, (A) pay any amounts payable pursuant to this Section 10.03 in cash, or (B) reduce by such amounts the then outstanding principal amount of first, the First Exchangeable Debenture, second, the Interim Debenture, third, the Zero Coupon Note, and fourth, any other debt owed by Parent, Buyer or any of their Affiliates to Seller.

                  10.04 Seller's Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of Seller Parent and Company to indemnify Buyer Indemnitees pursuant to Section 10.03(b) against any Damages sustained by reason of any Seller Claim thereunder for a breach of any representation or warranty of Seller Parent or Company shall:

                       (a) be limited to Seller Claims as to which any of Buyer Indemnitees has given Seller written notice thereof on or prior to the date, if any, on which survival of such representation or warranty terminates pursuant to
Section 10.02, whether or not any Damages have then actually been sustained; and

                       (b) not exceed the sum of (i) the Purchase Price and (ii) the original principal amount of the Broker Loans.

                  10.05 Parent's and Buyer's Agreement to Indemnify. Upon the terms and subject to the conditions of this Article X, Parent and Buyer agree, jointly and severally, to indemnify, defend and hold harmless Seller, and its directors, officers, employees, representatives and Affiliates (collectively, the "Seller Indemnitees") at any time and from time to time after the Brokerage Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by Seller Indemnitees, directly or indirectly, by reason of or resulting from: (a) liabilities, obligations or claims relating to the Brokerage Business or the Brokerage Assets (whether absolute, accrued, contingent or otherwise) arising out of facts, conditions or circumstances occurring on or after the Brokerage Closing Date; (b) breach of any representation or warranty of Buyer or Parent contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (disregarding for this purpose all qualifications therein with respect to knowledge, materiality or Material Adverse Effect); (c) breach of any covenant or agreement of Buyer or Parent contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach; or (d) any of the Assumed Liabilities (the items referred to in clauses (a) through (d) being collectively referred to herein as the "Buyer Claims"); provided, however, that Buyer and Parent shall have no obligation to indemnify the Seller Indemnitees for any Buyer Claims until the Seller Indemnitees have suffered Damages in excess of $1,000,000 in the aggregate with all other Buyer Claims at which point Buyer and Parent shall be obligated to indemnify the Seller Indemnitees for all Damages which exceed $1,000,000. In satisfaction of any indemnity obligations to Company, Seller Parent or any of their direct or indirect subsidiaries, Parent and Buyer may, in their discretion, (A) pay any amounts payable pursuant to this Section 10.05 in cash, or (B) reduce the then outstanding principal amount of any indebtedness or other payment obligation owed by Seller or any of its Affiliates to Parent or Buyer, by such amount.

                  10.06 Parent's and Buyer's Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of Parent and Buyer to indemnify Seller Indemnitees pursuant to Section 10.05(b) against any Damages sustained by reason of any Buyer Claim thereunder for a breach of any representation or warranty of Parent or Buyer:

                       (a) shall be limited to Buyer Claims as to which any of Seller Indemnitees has given Parent or Buyer written notice thereof on or prior to the date, if any, on which survival of such representation or warranty terminates pursuant to Section 10.02, whether or not any Damages have then actually been sustained; and

                       (b) not exceed the sum of (i) the Purchase Price and (ii) the original principal amount of the Broker Loans.

                  10.07 Conditions of Indemnification. The obligations and liabilities of Seller Parent, Company, Parent and Buyer with respect to Buyer Claims or Seller Claims (collectively, "Claims") made by third parties shall be subject to the following terms and conditions:

                       (a) The indemnified party shall give the indemnifying party prompt notice of any such Claim, and the indemnifying party shall have the right to undertake the defense thereof by representatives chosen by it;

                       (b) If the indemnifying party, within a reasonable time after notice of any such Claim, fails to defend the indemnified party against which such Claim has been asserted, the indemnified party shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; and

                       (c) Anything in this Article X to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such Claim, and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any Claim or consent to the entry of any judgment in any manner that admits wrongdoing or any violation of law or which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect to such Claim.

                  10.08 Cooperation. If requested by the indemnifying party, the indemnified person shall cooperate with the indemnifying party and its counsel in contesting any Claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim or any cross-complaint against any person and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party shall reimburse the indemnified person for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

                  10.09 Other Indemnification Provisions.

                       (a) The amount of Damages incurred by any indemnified party shall be reduced by and to the extent that such indemnified party shall have received proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of the Claim in respect of such Damages, net of any increased premiums resulting from or similar costs arising out of the making of such claims against such insurance or other arrangements.

                       (b) The determination of the amount of Damages sustained by any indemnified party in respect of any Claim shall not be reduced by Tax benefits, if any, resulting from or relating to such Claim.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  11.01 Further Assurances. From time to time after the Brokerage Closing Date, at the request of the other party hereto and at the expense of the party so requesting, Seller and Buyer shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby. 11.02 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested) or by facsimile transmission (receipt of which is confirmed):

                        (a) If to Parent or Buyer, to:

                                 Fahnestock Viner Holdings Inc.
                                 P.O. Box 2015, Suite 1110
                                 20 Eglinton Avenue West
                                 Toronto, Ontario M4R 1K8
                                 CANADA
                                 Attention:  A.G. Lowenthal
                                 Telephone:  (212) 668-5782
                                 Facsimile:  (212) 943-8728
                                 Email:  alowenthal@fahnestock.com

                           With a copy to:

                                 Borden Ladner Gervais LLP
                                 Scotia Plaza, Suite 4400
                                 40 King Street West
                                 Toronto, Ontario M5H 3Y4
                                 CANADA
                                 Attention:  A. Winn Oughtred, Esq.
                                 Telephone:  (416) 367-6247
                                 Facsimile:  (416) 361-7076
                                 Email:  woughtred@blgcanada.com

                           and

                                 Skadden, Arps, Slate, Meagher & Flom LLP
                                 Four Times Square
                                 New York, NY  10036
                                 Attention:  Patricia Moran, Esq.
                                 Telephone:  (212) 735-3130
                                 Facsimile:  (917) 777-3130
                                 Email:  pmoran@skadden.com

(b) If to Seller Parent or Company, to:

                                 Canadian Imperial Bank of Commerce
                                 Commerce Court West
                                 Toronto, Ontario M5L 1A2
                                 CANADA
                                 Attention:   Gerry McCaughey
                                 Telephone:  (416) 980-2211
                                 Facsimile:  (416) 332-4316
                                 Email:      gerrry.mccaughey@cibc.com

                           With a copy to:

                                 Mayer, Brown, Rowe & Maw
                                 1675 Broadway
                                 New York, NY 10019-5820
                                 Attention:  James B. Carlson, Esq.
                                 Telephone:  (212) 506-2515
                                 Facsimile:   (212) 849-5515
                                 Email:  jcarlson@mayerbrownrowe.com

                           and

                                 CIBC Legal and Compliance
                                 245 Park Avenue
                                 42nd Floor
                                 New York, NY  10167
                                 Attention:  Michael Capatides, Esq.
                                 Telephone:  (917) 332-4108
                                 Facsimile:  (917) 332-4316
                                 Email:  michael.capatides@us.cibc.com

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered, on the third business day following the date on which so mailed and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

                  11.03 Bulk Sales Laws. Each party hereto hereby waives compliance by Buyer and Seller with the provisions of the "bulk sales," "bulk transfer" and similar laws of any state. Seller shall indemnify Buyer against all losses incurred by Buyer or any of its officers, directors or Affiliates as a result of such failure to comply.

                  11.04 Entire Agreement. This Agreement, the Buyer Disclosure Schedule, the Seller Disclosure Schedule, the Confidentiality Agreement, the Ancillary Agreements and the exhibits, schedules and other documents referred to herein which form a part hereof contain the entire understanding of the parties hereto with respect to their subject matter. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

                  11.05 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

                  11.06 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by (i) Buyer or Parent without the consent of Seller and (ii) Seller, without the prior written consent of Parent, except that each party may assign its rights, interests and obligation, without the written consent of the other parties or to any wholly-owned subsidiary; provided, that no assignment shall limit or affect the assignor's obligations hereunder.

                  11.07 No Third-Party Beneficiaries. This Agreement is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

                  11.08 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11.09 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  11.10 Governing Law; Jurisdiction.

                       (a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

                       (b) Each party irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Supreme Court of the State of New York, New York County. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the Supreme Court of the State of New York, New York County, or (B) the United Sates District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  11.11 Waiver of Jury Trial. Each party hereby waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this agreement or any dealings between them relating to the subject matter of this agreement and the relationship that is being established. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties acknowledge that this waiver is a material inducement to enter into a business relationship, that each party has already relied on the waiver in entering into this agreement and that each party will continue to rely on the waiver in their related future dealings. Each party further warrants and represents it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement or to any other documents or agreements relating to the transaction contemplated hereby. In the event of litigation, this agreement may be filed as a written consent to a trial by the court.

                  11.12 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto
(a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted hereunder.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       FAHNESTOCK VINER HOLDINGS INC.



                                        /s/  A. G. Lowenthal
                                       ______________________________
                                        Name: A. G. Lowenthal
                                        Title:  Chief Executive Officer and
                                                Chairman of the Board


                                       VINER FINANCE INC.


                                       /s/  Elaine Roberts
                                       _______________________________
                                       Name:  Elaine Roberts
                                       Title:  President


                                       CIBC WORLD MARKETS CORP.



                                       /s/  Michael Capatides
                                       ______________________________
                                       Name: Michael Capatides
                                       Title: General Counsel


                                      CANADIAN IMPERIAL BANK OF COMMERCE



                                       /s/  Gerry McCaughey
                                       ______________________________
                                       Name: Gerry McCaughey
                                       Title:  Senior Executive Vice-President

                                   Schedule I
                        Term Sheet Governing Acquisition
                        of the Asset Management Business

                                   Schedule II
                                 Acquired Assets

o the name "Oppenheimer" and any other trade name included in the Trademarks or Intellectual Property and all derivatives thereof.